SCHEDULE 14A INFORMATION

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Lennar Corporation

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Building a Sustainable Lennar

At Lennar, sustainability is about configuring our business to remain financially excellent, while employing new technologies to modernize our business practices, and adopting evermore social and environmental practices to fulfill the highest aspirations of our stakeholders. With a foundation of solid governance principles that ensure integrity and accountability, we have created an environmentally conscious homebuilding strategy, that focuses on inclusion and diversity, and engages and supports the communities where we do business.

We are one of the largest homebuilders in the United States and we build homes to last, meeting the lifestyle preferences of our customers. We include as standard in our new homes sustainable and energy efficient features, making them healthier and easier to live in than prior generations of homes. We are constantly focused on improving the future of home ownership and rental, whether through our commitment to solar energy, our strides to improve water and air quality, or our strategic investments in companies that develop energy and resource saving products. We incorporate these innovative products in new homes, and help our partners bring them to market faster. By focusing broadly, we can create healthy homes and family experiences, alongside a strong bottom line, while appealing to both customers and investors who expect and demand a broader social responsibility. We are truly driving the greatest shareholder value and building a “Sustainable” Lennar.

Stockholders

We are focused on creating long-term value for our stockholders through a commitment to corporate ethics, risk management, careful execution of our strategies, and investments in initiatives that are redefining the future of both Lennar and our industry.

While we are intensely focused on our core homebuilding business, we believe our technology investments represent a significant opportunity to create efficiencies in our internal operations and to reduce our costs.

Homebuyers

We are bringing the dream of homeownership to our homebuyers.

We use our size to maximize our purchasing power so we can provide our homeowners with luxury features as standard items through our Everything’s Included® approach. We also provide connected homes that are wifi guaranteed with no dead spots, and green building features that reduce energy consumption and costs.

Our investments in technology provide our homeowners with enhanced experiences, including our digitized financing process that allows homeowners to finance their homes with less paper, in less time, and with more transparency.

Environment

Our purchasing power enables us to include green features in our homes. Each new home we build is healthier and more energy efficient, and has less impact on the environment, than prior generations of homes as a result of features like:

•  Solar power that generates clean energy;

–  11,147 solar power Lennar home deliveries in fiscal 2021

–  48,100 solar power Lennar home deliveries since 2013

•  Low-VOC paint that reduces pollution

•  WaterSense® faucets that reduce water flow without sacrificing performance

•  Low-E windows that reduce infrared and ultraviolet light coming into the home

•  Energy Star® appliances that reduce energy consumption

In addition, our home design and engineering work optimizes building materials and reduces construction waste. We are embracing green practices as we move toward a more environmentally and economically sustainable future.

Community

Giving back to the communities in which we operate, with both our time and financial support, is one of our core values.

THE LENNAR FOUNDATION

The Lennar Foundation, which was created over 30 years ago, is focused on helping people through medical research, education, jobs training, and support for vulnerable groups. Lennar contributed $1,000 per home delivered in 2021 to the Lennar Foundation.

Below are recent examples of The Lennar Foundation’s giving and support:

•  Helped build state-of-the-art outpatient hospital, “The Lennar Foundation Medical Center,” at the University of Miami

•  Supported cancer research at the Sylvester Comprehensive Cancer Center in Miami

•  Established the Lennar Foundation Cancer Center at City of Hope Orange County in Irvine, California

•  Established a college scholarship program for underserved students where each student’s full college costs, including dorm, books and meals, are paid for

•  Created a residential construction job skills training program in Miami, and expanded the program to multiple additional locations

FOCUSED ACTS OF CARING

Annually, each of Lennar’s divisions chooses a charitable organization to help by donating time and financial support.

DOLPHINS CHALLENGE CANCER

Lennar associates from across the country participate in a bike, run, and walk event. Funds raised from these efforts support the Sylvester Comprehensive Cancer Center in Miami.

Associates

We believe that everyone can succeed, no matter where you start or the path you have taken. Our associates are our most valuable asset, and we are committed to building an inclusive and diverse workforce that supports each associate’s unique journey.

TALENT

Our success starts and ends with having the best talent. We are focused on attracting, developing, engaging and retaining our associates. For example, our university talent program brings diverse college graduates and summer interns into Lennar to grow our talent pipeline.

WELL-BEING

We understand the importance of life balance, and offer associates a competitive and comprehensive benefits package, including paid parental leave and resources for whole-self well-being (physical, social, and financial).

CULTURE

We believe having an inclusive work environment, where everyone has a sense of belonging, not only drives engagement but fosters innovation, which is critical to driving growth. Our “Everyone’s Included” mantra anchors our unique culture.

SAFETY

Safe work environments, through worker safety and regulatory compliance, are a priority for us. Measurements of our worker safety metrics are reviewed by our Board of Directors so we can ensure that we are successfully managing and improving our safety program.

Trade Partners

We are focused on being the builder of choice for our trade partners. Our size and scale, combined with our even-flow production and Everything’s Included® platform, allow us to provide predictable, consistent work for our trade partners.

Corporate Governance

Our Board is built on a foundation of strong governance practices that promote integrity and accountability, and this guides our conduct and commitment to doing the right thing for the right reason.

Our governance practices include:

•  Majority independent directors

•  Strong independent Lead Director

•  Annual election of all directors

•  Stock ownership guidelines

•  Active stockholder engagement

•  Board oversight of risk management and cybersecurity protection

•  Executive compensation that is aligned with stockholder interests

•  Strong corporate controls

ANNUAL MEETING OF STOCKHOLDERS
YOUR VOTE IS IMPORTANT Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance to ensure they are counted.	When: Tuesday, April 12, 2022 11:00 AM Eastern Time	Where: Virtual Meeting Site: www.virtualshareholdermeeting.com/LEN2022
HOW YOU CAN VOTE

Dear Stockholder:

You are invited to attend the 2022 Annual Meeting of Stockholders of Lennar Corporation. Due to the COVID-19 pandemic, the Annual Meeting will be held in a virtual format to provide a safe experience for our stockholders and associates. To attend, vote, and submit questions during the Annual Meeting visit www.virtualshareholdermeeting.com/LEN2022 and enter the control number included in your Notice Regarding the Availability of Proxy Materials, voting instruction form, or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting.

At the Annual Meeting, you will be asked to consider the following proposals:

Proposal 1:

Elect eleven directors to serve until the 2023 Annual Meeting of Stockholders.

Proposal 2:

Approve, on an advisory basis, the compensation of our named executive officers.

Proposal 3:

Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending November 30, 2022.

Proposal 4:

Approve the Lennar Corporation 2016 Equity Incentive Plan, as Amended and Restated.

Proposal 5:

Vote on a stockholder proposal to reduce the common stock ownership threshold to call a special meeting.

We will also transact any other business that may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Only stockholders of record as of the close of business on February 15, 2022, may vote at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting, regardless of the number you hold. Even if you plan to attend the virtual Annual Meeting, please vote in advance. You can still vote your shares during the Annual Meeting if you participate electronically.

Sincerely,

Mark Sustana

Vice President, General Counsel and Secretary

March 1, 2022

Online Before the Meeting* www.proxyvote.com
Phone 1-800-690-6903
Mail Complete, sign and date your proxy/voting instruction card and mail it in the postage-paid return envelope.
Online at the Meeting* Attend the Annual Meeting virtually and follow the instructions on the website.

*  Detailed instructions for Internet voting are set forth on the Notice Regarding the Availability of Proxy Materials, which also contains instructions on how to access our proxy statement and annual report online.

We mailed a Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report on or about March 1, 2022.

Lennar’s proxy statement and annual report are available online at www.proxyvote.com.

This summary does not contain all the information stockholders should consider, and we encourage stockholders to read the entire proxy statement carefully.

Annual Meeting of Stockholders

When:

Tuesday, April 12, 2022

11:00 AM Eastern Time

Where:

Virtual Meeting Site:

www.virtualshareholdermeeting.com/LEN2022

Due to the COVID-19 pandemic, the Annual Meeting will be held in a virtual format to provide a safe experience for our stockholders and associates. To attend, vote, and submit questions during the Annual Meeting visit www.virtualshareholdermeeting.com/LEN2022 and enter the control number included in your Notice Regarding the Availability of Proxy Materials, voting instruction form, or proxy card. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting.

Voting Matters

		For more information	Board’s recommendation

Proposal 1	To elect eleven directors to serve until the 2023 Annual Meeting of Stockholders.	Page 1	FOR all nominees

Proposal 2	To approve, on an advisory basis, the compensation of our named executive officers, which we refer to as “say on pay.”	Page 17	FOR

Proposal 3	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending November 30, 2022.	Page 41	FOR

Proposal 4	To approve the Lennar Corporation 2016 Equity Incentive Plan, as Amended and Restated.	Page 44	FOR

Proposal 5	To vote on a stockholder proposal to reduce the common stock ownership threshold to call a special meeting (“Special Shareholder Meeting Improvement”).	Page 49	AGAINST

We will also transact any other business that may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

i  |  LENNAR CORPORATION  2022 PROXY STATEMENT

Proxy Summary

Directors

The following table introduces our Board of Directors (“Board”) .

				Current Committee Memberships

Director Nominee	Independent	Director Since	Audit	Compensation	Nominating & Corporate Governance	Executive	Independent Directors Transactions

Amy Banse	⬛	2021		⬛	⬛

Rick Beckwitt		2018

Steven L. Gerard	⬛	2000	⬛*	⬛			⬛

Theron (Tig) Gilliam	⬛	2010	⬛*	⬛			⬛

Sherrill W. Hudson	⬛	2008	⬛*	⬛

Jonathan M. Jaffe		2018 (1)

Sidney Lapidus (2)	⬛	1997				⬛	⬛

Teri P. McClure	⬛	2013		⬛	⬛

Stuart Miller (3)		1990				⬛

Armando Olivera	⬛	2015	⬛*		⬛

Jeffrey Sonnenfeld	⬛	2005			⬛

Meetings in fiscal 2021			10	6	4	0	0
⬛	Chairperson
*	Audit committee financial expert

(1)	Mr. Jaffe also was a director from 1997-2004

(2)	Lead Director since 2005

(3)	Executive Chairman since 2018

LENNAR CORPORATION  2022 PROXY STATEMENT  |  ii

Proxy Summary

Experience and Expertise

The following chart reflects the experience and expertise of our eleven director nominees.

SKILLS & QUALIFICATIONS OF OUR ELEVEN DIRECTOR NOMINEES

Corporate Governance Practices

Independence

•	All non-management directors are independent

•	Independent directors meet regularly in executive session

•	All members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent

Accountability

•	Annual election of all directors and majority voting in uncontested elections

•	Annual stockholder advisory vote to approve named executive officer (“NEO”) compensation

•	Compensation clawback policy

•	Annual board and committee evaluations

Board Practices

•	Corporate Governance Guidelines that are publicly available and reviewed annually

•	Balanced and diverse Board composition

•	Regular review of cybersecurity, safety and other significant risks

Ethical Practices

•	Code of Business Ethics and Conduct that is applicable to all our directors, officers, and associates

•	Ethics hotline available to all associates as well as third parties

•	Audit Committee responsible for reviewing complaints regarding financial, accounting, auditing, code of conduct, or related matters

Alignment with Stockholder Interests

•	Pay-for-performance executive compensation program

•	Robust stock ownership guidelines for directors and executive officers

•	Prohibition against director and executive officer hedging of Lennar stock

•	Prohibition against director and executive officer pledging of Lennar stock used to satisfy stock ownership guidelines

iii  |  LENNAR CORPORATION  2022 PROXY STATEMENT

Proxy Summary

Stockholder Engagement

We regularly engage with our stockholders about our business and operations. During fiscal 2021, we spoke with stockholders representing almost 2/3 of our outstanding shares about issues of importance to them, including our executive compensation practices and our corporate governance policies.	During fiscal 2021, we spoke with stockholders representing almost 2/3 of our outstanding shares.

Performance Highlights

During fiscal 2021, we achieved strong financial and operational performance, including:

REVENUE	PRETAX INCOME	HOME DELIVERIES	NEW HOME ORDERS
$27.1B ▲ 21%	$5.8B ▲ 86%	59,825 ▲ 13%	64,543 ▲ 15%

Compensation Practices

We employ a number of practices that reflect our pay-for-performance compensation philosophy and related approach to executive compensation.

What we do	What we don’t do

•  Directly link pay of senior management to performance
and stockholder returns

•  Maintain a compensation clawback policy

•  Maintain robust stock ownership guidelines for executive officers and our directors

•  Require a “double-trigger” for change in control severance benefits

•  Retain an independent compensation consultant

•  No hedging by executive officers

•  No excise tax “gross-up” payments

•  No supplemental company-paid retirement benefits
designed for executive officers

•  No employment contracts with our NEOs

•  No excessive severance or change in control benefits

LENNAR CORPORATION  2022 PROXY STATEMENT  |  iv

Proxy Summary

Compensation Highlights

Our executive compensation programs are designed to reward both short-term and long-term growth in the revenues and profitability of our business, as well as total stockholder return. As shown below, the vast majority of fiscal 2021 compensation for our named executive officers was performance-based or equity-based.

2021 COMPENSATION PAY MIX

Consistent with our compensation objectives, our named executive officers received the following total direct compensation (base salary, annual cash incentive awards, and equity awards) for fiscal 2021:

2021 NEO COMPENSATION SUMMARY

Name	Salary ($)	Stock Awards ($)	Annual Cash Incentive Awards ($)	Total ($)

Stuart Miller	1,000,000	18,921,266	18,921,275	38,842,541
Executive Chairman

Rick Beckwitt	800,000	16,607,806	16,607,876	34,015,682
Co-Chief Executive Officer and Co-President

Jonathan M. Jaffe	800,000	16,607,806	16,607,876	34,015,682
Co-Chief Executive Officer and Co-President

Diane Bessette	750,000	2,000,407	2,775,000	5,525,407
Vice President, Chief Financial Officer and Treasurer

Jeff McCall	750,000	1,750,169	2,375,000	4,875,169
Executive Vice President

Mark Sustana	465,000	1,190,205	1,173,000	2,828,205
Vice President, General Counsel and Secretary

v  |  LENNAR CORPORATION  2022 PROXY STATEMENT

Directors are elected at each annual meeting of stockholders for a term expiring at the next annual meeting. Upon the recommendation of the Nominating and Corporate Governance Committee (the “NCG Committee”), our Board has nominated Amy Banse, Rick Beckwitt, Steven L. Gerard, Theron I. (“Tig”) Gilliam, Sherrill W. Hudson, Jonathan M. Jaffe, Sidney Lapidus, Teri P. McClure, Stuart Miller, Armando Olivera and Jeffrey Sonnenfeld for re-election, each for a term that will expire at the next annual meeting of stockholders. Each nominee has consented to serve if elected.

Our Board is responsible for overseeing the management of our business. We believe that each of our directors possesses the necessary experience, skills, and qualities to fully perform the duties of a director and to contribute to Lennar’s success. In addition, each of our directors possesses outstanding personal integrity and interpersonal and communication skills, is highly accomplished professionally, has an understanding of the interests and issues that are important to our stockholders, and is able to dedicate sufficient time to fulfilling the obligations of a director. Each director’s principal occupation and other pertinent information about each director’s experience, qualifications, attributes, and skills that led the Board to conclude that these individuals should serve as directors follows below.

We keep our non-management directors informed of our business at meetings and through reports and analyses presented to the Board or to committees of the Board. Regular communications between the directors and management also occur apart from meetings of the Board of Directors and committees of the Board. Among other things, from time to time, the Board schedules calls with senior management to discuss the Company’s business strategies.

LENNAR CORPORATION  2022 PROXY STATEMENT  |  1

Proposal 1: Election of Directors  Nominees for Election

Nominees for Election

Amy Banse Age: 62 Director Since: 2021 Independent	Committees • Compensation • Nominating and Corporate Governance

Professional Experience

Ms. Banse is a Venture Partner with Mastry, an early stage venture capital fund. Ms. Banse previously served as executive vice president, Comcast Corporation, a global media and technology company, and as managing director and head of funds at Comcast Ventures LLC from August 2011 to September 2020. Under her leadership, Comcast Ventures grew the size and diversity of its portfolio, making it one of the country’s most active corporate venture arms, investing in early-and later-stage companies across a wide spectrum of industries, including commerce, digital media, cybersecurity, SaaS, enterprise, and autonomous vehicles. From 2005 to 2011, Ms. Banse was senior vice president, Comcast Corporation and president, Comcast Interactive Media, a division of Comcast responsible for developing online strategy and operating the company’s digital properties. In this role, she drove the acquisition of a number of digital properties, including Fandango, and, together with her team, oversaw the development of Xfinity TV. During her tenure at Comcast beginning in 1991, Ms. Banse held various positions at the company, including content development, programming investments and overseeing the development and acquisition of Comcast’s cable network portfolio. Earlier in her career, Ms. Banse was an associate at Drinker, Biddle & Reath LLP.

Qualifications

The Board nominated Ms. Banse to serve as a director because of her experience with digital media and technology, her strategic and financial expertise, and her executive leadership experience.

Other Boards • Adobe, Inc. • On Holding AG • The Clorox Company

Rick Beckwitt Age: 62 Director Since: 2018	Committees • None

Professional Experience

Mr. Beckwitt has served as our Co-Chief Executive Officer and Co-President since November 2020, and, prior to that, our Chief Executive Officer from April 2018 to November 2020. Before that time, Mr. Beckwitt served as our President from April 2011 to April 2018, and our Executive Vice President from 2006 to 2011.

Qualifications

The Board nominated Mr. Beckwitt to serve as a director because he has extensive knowledge of the homebuilding industry, and our Company’s operations and strategic plans.

Other Boards • Eagle Materials Inc. • previously, Five Point Holdings, LLC

2  |  LENNAR CORPORATION  2022 PROXY STATEMENT

Proposal 1: Election of Directors  Nominees for Election

Steven L. Gerard Age: 76 Director Since: 2000 Independent	Committees • Audit (financial expert) • Compensation (chair) • Independent Directors Transactions

Professional Experience

Mr. Gerard served as the Chief Executive Officer of CBIZ, Inc., a provider of professional business services, from October 2000 until his retirement in March 2016, and he continues to serve as the Chairman of its Board of Directors, a position he has held since October 2002. From July 1997 to October 2000, Mr. Gerard served as Chairman and Chief Executive Officer of Great Point Capital, Inc., an operations and financial consulting firm. From September 1992 to July 1997, Mr. Gerard served as Chairman and Chief Executive Officer of Triangle Wire & Cable, Inc., and its successor, Ocean View Capital, Inc., a manufacturer of residential, commercial, and industrial wire and cable products. Prior to that, Mr. Gerard spent sixteen years in various corporate finance and banking positions at Citibank, N.A. and spent seven years at the American Stock Exchange, last serving as Vice President of its Securities Division. He is a National Association of Corporate Directors Board Leadership Fellow.

Qualifications

The Board nominated Mr. Gerard to serve as a director because of his experience as a Chief Executive Officer and in other senior management positions of significant companies for many years.

Other Boards • AutoNation, Inc. • CBIZ, Inc. • previously, Joy Global, Inc. and Las Vegas Sands Corp.

Tig Gilliam Age: 57 Director Since: 2010 Independent	Committees • Audit (financial expert) • Compensation • Independent Directors Transactions

Professional Experience

Mr. Gilliam has served as Chief Executive Officer of NES Fircroft (formerly known as NES Global Talent), a global talent solutions company, since November 2014. Mr. Gilliam was previously a Managing Director and Operating Partner of AEA Investors LP, a private equity firm, from November 2013 to November 2014, and the Regional Head of North America and member of the Executive Committee at Addeco Group SA, a human resources, temporary staffing, and recruiting firm, from March 2007 until July 2012. From 2002 until he joined Addeco, Mr. Gilliam was with International Business Machines (“IBM”), serving, among other things, as the Global Supply Chain Management Leader for IBM Global Business Services. Mr. Gilliam was a partner with PricewaterhouseCoopers Consulting until it was acquired by IBM in October 2002.

Qualifications

The Board nominated Mr. Gilliam to serve as a director because of his expertise in matters related to supply chain management and human resources.

Other Boards • GMS, Inc.

LENNAR CORPORATION  2022 PROXY STATEMENT  |  3

Proposal 1: Election of Directors  Nominees for Election

Sherrill W. Hudson Age: 79 Director Since: 2008 Independent	Committees • Audit (chair, financial expert) • Compensation

Professional Experience

Mr. Hudson served on the Board of TECO Energy, Inc., an energy-related holding company, from January 2003 until July 2016. Previously, Mr. Hudson was Executive Chairman of TECO Energy from August 2010 to December 2012, and Chairman and Chief Executive Officer of TECO Energy from 2004 until August 2010. Prior to joining TECO Energy in July 2004, Mr. Hudson spent 37 years with Deloitte & Touche LLP until he retired in 2002. Mr. Hudson is a member of the Florida Institute of Certified Public Accountants.

Qualifications

The Board nominated Mr. Hudson to serve as a director because of his extensive knowledge of accounting and his management experience.

Other Boards • CBIZ, Inc. • United Insurance Holdings Corp. • previously, Publix Supermarkets, Inc.

Jonathan M. Jaffe Age: 62 Director Since: 2018 (also a director from 1997 to 2004)	Committees • None

Professional Experience

Mr. Jaffe has served as our Co-Chief Executive Officer and Co-President since November 2020, and, prior to that, served as our President from April 2018 to November 2020. Mr. Jaffe served as our Chief Operating Officer from December 2004 to January 2019, and he continues to have responsibility for the Company’s operations nationally. Previously, Mr. Jaffe served as Vice President of Lennar from 1994 to April 2018, and prior to then, he served as a Regional President in our Homebuilding operations.

Qualifications

The Board nominated Mr. Jaffe to serve as a director because he has extensive knowledge of the homebuilding industry, and our Company’s operations and strategic plans.

Other Boards • Opendoor Technologies Inc. • previously, Five Point Holdings, LLC

4  |  LENNAR CORPORATION  2022 PROXY STATEMENT

Proposal 1: Election of Directors  Nominees for Election

Sidney Lapidus Age: 84 Director Since: 1997 Lead Director Since: 2005 Independent	Committees • Independent Directors Transactions (chair) • Executive

Professional Experience

Mr. Lapidus is a retired partner of Warburg Pincus LLC, a private equity investment firm, where he was employed from 1967 until his retirement in 2007.

Qualifications

The Board nominated Mr. Lapidus to serve as a director because of the extensive knowledge of business enterprises (including homebuilding companies) and corporate governance he gained as a partner in a private equity investment firm and as a director of a number of publicly- and privately-owned companies.

Other Boards • Mr. Lapidus serves on the boards of a number of non-profit organizations • previously, Knoll, Inc.

Teri P. McClure Age: 58 Director Since: 2013 Independent	Committees • Compensation • Nominating and Corporate Governance

Professional Experience

From 1995 until her retirement in 2019, Ms. McClure worked at United Parcel Service (“UPS”), serving most recently as Chief Human Resources Officer and Senior Vice President, Labor. Ms. McClure has served in various positions at UPS, including Chief Legal, Communications and Compliance Officer, and, prior to that, Senior Vice President of Legal, Compliance and Public Affairs, General Counsel and Corporate Secretary. Before joining UPS, Ms. McClure practiced with the Troutman Sanders law firm in Atlanta.

Qualifications

The Board nominated Ms. McClure to serve as a director because of her long tenure as a senior executive of a Fortune 100 company, strong operational capabilities and broad business experience.

Other Boards • Fluor Corporation • GMS Inc. • JetBlue Airways Corporation

LENNAR CORPORATION  2022 PROXY STATEMENT  |  5

Proposal 1: Election of Directors  Nominees for Election

Stuart Miller Age: 64 Director Since: 1990 Executive Chairman Since: 2018	Committees • Executive

Professional Experience

Mr. Miller has served as our Executive Chairman since April 2018. Before that time, Mr. Miller served as our Chief Executive Officer from 1997 to April 2018 and our President from 1997 to April 2011. Before 1997, Mr. Miller held various executive positions with us.

Qualifications

The Board nominated Mr. Miller to serve as a director because he has extensive knowledge of the homebuilding industry, he has been in executive leadership positions at the Company for decades and he is able to define the Company’s strategy and future priorities.

Other Boards • Doma Holdings, Inc. • Five Point Holdings, LLC

Armando Olivera Age: 72 Director Since: 2015 Independent	Committees • Audit (financial expert) • Nominating and Corporate Governance

Professional Experience

Mr. Olivera was President of Florida Power & Light Company (“FPL”), a subsidiary of NextEra Energy, Inc. and one of the largest investor-owned electric utilities in the United States, from June 2003, and Chief Executive Officer from July 2008, until his retirement in May 2012. Mr. Olivera joined FPL in 1972. Prior to his 2003 appointment as President, Mr. Olivera served in a variety of management positions with FPL, including Vice President of Planning and Budgets, Vice President of Construction Services, System Operations and Distribution and Senior Vice President of System Operations. From 2012 to 2015, Mr. Olivera served as a Senior Advisor to Britton Hill Partners, a private equity firm. Mr. Olivera has been a Senior Advisor to Ridge-Lane Limited Partners, a strategic advisory firm, since 2017 and a Venture Partner in the Ridge-Lane Sustainability Practice from 2018 to 2021.

Qualifications

The Board nominated Mr. Olivera to serve as a director because of his experience and understanding of operations and finance as well as his strong business leadership skills.

Other Boards • Consolidated Edison, Inc. • Fluor Corporation • previously, AGL Resources, Inc.

6  |  LENNAR CORPORATION  2022 PROXY STATEMENT

Proposal 1: Election of Directors  Nominees for Election

Jeffrey Sonnenfeld Age: 67 Director Since: 2005 Independent	Committees • Nominating and Corporate Governance (chair)

Professional Experience

Mr. Sonnenfeld has served as the Senior Associate Dean for Executive Programs and the Lester Crown Professor-in-the-Practice of Management at the Yale School of Management since 2001. In 1989, Mr. Sonnenfeld founded the Chief Executive Leadership Institute of Yale University, the world’s first “CEO College,” and he has served as its President since that time. Previously, Mr. Sonnenfeld spent ten years as a professor at the Harvard Business School. Recently, Mr. Sonnenfeld was named by Business Week as one of the world’s “ten most influential business school professors.” He has chaired several blue ribbon commissions for the National Association of Corporate Directors, and the NACD’s Directorship magazine recently named him one of the “100 most influential figures in governance.” He was awarded the Ellis Island Medal in 2018 by the US Ellis Island Foundation, and awarded many scholarly honors for the impact of his many research articles on leadership and governance matters. In addition to his post as a regular commentator for CNBC, he is a columnist for Fortune, a regular commentator on PBS’s “Nightly Business Report,” and a frequently cited management expert in the global media. Mr. Sonnenfeld’s columns also regularly appear in The Wall Street Journal, Forbes, The Washington Post, Politico, and the New York Times.

Qualifications

The Board nominated Mr. Sonnenfeld to serve as a director because of his business acumen and experience, as well as his exceptional work in the areas of corporate governance and leadership development as President of the Chief Executive Leadership Institute of Yale University.

Other Boards • IEX Group Investors Exchange • Atlas Merchant Capital

LENNAR CORPORATION  2022 PROXY STATEMENT  |  7

Board Independence

Each year, the Board undertakes a review of director independence, which includes a review of each director’s responses to questionnaires asking about any relationships with us.

The Board reviewed director independence in January 2022 and determined that each of Ms. Banse, Mr. Gerard, Mr. Gilliam, Mr. Hudson, Mr. Lapidus, Ms. McClure, Mr. Olivera and Mr. Sonnenfeld is “independent” under the NYSE corporate governance listing standards and the director independence standards set forth in our Corporate Governance Guidelines, which are consistent with the NYSE standards. After considering any relevant transactions or relationships between each director or any of his or her family members on one side, and the Company, our senior management or our independent registered public accounting firm on the other side, the Board of Directors has affirmatively determined that none of the independent directors has a material relationship with us (either directly, or as a partner, significant stockholder, officer or affiliate of an organization that has a material relationship with us), other than as a member of our Board. In determining whether Mr. Gilliam is independent, the Board viewed Mr. Gilliam’s position as a director of a company that supplies drywall to Lennar as not impairing his independence. The Board also considered that NES Fircroft, where Mr. Gilliam is Chief Executive Officer, and Generation Brands, from which Lennar purchases lighting products, are both subsidiaries of AEA Investors LP, of which Mr. Gilliam was a Managing Director and Operating Partner from November 2013 to November 2014, but did not view these relationships as impairing Mr. Gilliam’s independence. In determining whether Ms. McClure is independent, the Board viewed Ms. McClure’s position as a director of a company that supplies drywall to Lennar as not impairing her independence. In determining whether Ms. Banse is independent, the Board viewed Ms. Banse’s position as an outside advisor to, and limited partner in, a third-party fund in which a Lennar subsidiary has an investment as not impairing her independence.

Board Leadership Structure

Mr. Lapidus serves as our Lead Director. In this capacity, Mr. Lapidus presides over Board meetings and presides at all meetings of our independent directors. The Lead Director’s additional duties, which are listed in our By-Laws, include:

•	at the request of the Board of Directors, presiding over meetings of stockholders;

•	conveying recommendations of the independent directors to the full Board; and

•	serving as a liaison between the Board and management.

Our Board believes that having an Executive Chairman and an independent Lead Director, each with distinct responsibilities, works well for us because all but three of our directors (our Executive Chairman, and each of our Co-CEOs) are independent, and our Lead Director can cause the independent directors to meet at any time. Therefore, the Lead Director can at any time bring to the attention of a majority of the directors any matters he thinks should be addressed by the Board.

Filling Seats on the Board

The NCG Committee endeavors to create a Board with a diversity of backgrounds and a variety of life experiences, made up of individuals with a history of conducting their personal and professional affairs with the utmost integrity and consistent with the highest ethical standards. Beyond those threshold requirements, the NCG Committee and the Board of Directors have determined that a Lennar director should have the following characteristics, as set forth in our Corporate Governance Guidelines:

•	Ability to comprehend Lennar’s strategic goals and to help guide management to accomplish those goals;

•	Time available to participate in person in Board and committee meetings and to be present at annual meetings of stockholders;

•

Willingness to demand that officers and associates conduct themselves, and require all individuals they supervise to conduct themselves, at all times in an honest and ethical manner in all their dealings on behalf of the Company; and

•

Knowledge of, and experience with regard to, at least some of the following: (i) real estate properties and real estate-related loans and securities, including any lending and financing activities; (ii) public company regulations imposed by the SEC and the NYSE, among others; (iii) portfolio and risk management; (iv) the major geographic locations within which the Company operates; (v) sound business practices; and (vi) accounting and financial reporting.

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Corporate Governance  Board Committees

The NCG Committee will consider possible candidates for nomination as directors suggested by management, by directors, and by stockholders. If a stockholder wishes to recommend a potential nominee for director, the stockholder should submit a recommendation in writing to the NCG Committee at the address set forth under “Corporate Governance — Communication with the Board of Directors” containing: the recommending stockholder’s name and contact information; the candidate’s name and contact information; a brief description of the candidate’s background and qualifications; the reasons why the recommending stockholder believes the candidate would be well suited for the Board; a written statement by the candidate that the candidate is willing and able to serve on the Board; a written statement by the recommending stockholder that the candidate meets the criteria established by the Board; any business or personal relationship of the candidate with the recommending stockholder; any arrangements between the candidate and anyone other than the Company to compensate the candidate for seeking election to the Board or serving on the Board; and a brief description of the recommending stockholder’s ownership of our common stock and the period during which such shares have been held.

The NCG Committee will evaluate the suitability of potential candidates recommended by stockholders in the same manner as it evaluates all other candidates. When deciding whether to recommend that the Board of Directors nominate a candidate who has been presented by a stockholder, the NCG Committee will consider, among other things, the candidate’s background and qualifications and whether it is appropriate to add another director to the Board. The NCG Committee may conduct an independent investigation of the background and qualifications of a candidate recommended by a stockholder, and may request an interview with the candidate.

Board Committees

The Board has five standing committees: the Audit, Compensation, NCG, Executive, and Independent Directors Transactions Committees. The charters of each of the Audit Committee, the Compensation Committee, and the NCG Committee setting forth the committees’ respective responsibilities can be found in the Investor Relations—Governance section of our website at www.lennar.com. Those charters also are available in print to any stockholder who requests them through our Investor Relations department. We periodically review and revise the committee charters. The Audit Committee and the Compensation Committee charters were most recently revised on June 26, 2019, and the NCG Committee charter was most recently revised on June 25, 2020. Only independent directors may serve on each of our committees, except the Executive Committee.

Chair: Sherrill Hudson Members: Steven L. Gerard Tig Gilliam Armando Olivera	Audit Committee

THE AUDIT COMMITTEE IS RESPONSIBLE FOR:

•  selecting and overseeing the engagement of our independent auditors;

•  pre-approving all audit and non-audit services provided by our independent auditors;

•  reviewing reports regarding our internal control environment, systems, and performance;

•  overseeing the integrity of our financial statements and our compliance with legal and regulatory requirements;

•  discussing and reviewing our policies with respect to risk assessment and risk management, including guidelines and policies governing our risk assessment and risk management processes; and

•  overseeing cybersecurity matters, including response planning, disaster recovery and business continuity considerations.

The Board of Directors has determined that each member of the Audit Committee meets the independence requirements under the NYSE’s corporate governance listing standards and the independence standards for audit committee members required by the SEC, and that each member is financially literate, knowledgeable, and qualified to review financial statements. In addition, the Board of Directors has determined that each of Mr. Gerard, Mr. Gilliam, Mr. Hudson, and Mr. Olivera meets the requirements of an audit committee financial expert under SEC rules.

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Corporate Governance  Board Committees

Chair: Steven L. Gerard Members: Amy Banse Tig Gilliam Sherrill Hudson Teri P. McClure	Compensation Committee

THE COMPENSATION COMMITTEE IS RESPONSIBLE FOR:

•  designing our executive compensation philosophy, policies, and plans;

•  establishing executive salaries, targets, and performance goals for annual incentive awards and certifying that the goals have been attained;

•  establishing terms of equity awards and other forms of compensation for our senior executives and our directors;

•  administering our 2016 Equity Incentive Plan as may be amended or restated from time to time (the “2016 Equity Plan”);

•  reviewing the results of the annual advisory stockholder vote on executive compensation and considering whether to recommend adjustments to Lennar’s executive compensation policies and plans as a result of such votes; and

•  overseeing the Company’s human capital management.

The Compensation Committee has the authority to engage the services of outside legal or other experts and advisors as it deems necessary and appropriate to assist the committee in fulfilling its duties and responsibilities. For more information on outside advisors, see the Compensation Discussion and Analysis section of this proxy statement, which begins on page 18.

The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements under the NYSE’s corporate governance listing standards and meets the independence standards for compensation committee members required by the SEC.

Compensation Committee Interlocks and Insider Participation

None of the directors who served on the Compensation Committee during fiscal 2021 was, or ever has been, an officer or employee of the Company. There were no transactions between Lennar and any of the directors who served as members of the Compensation Committee for any part of fiscal year 2021 that would require disclosure by Lennar under the SEC’s rules requiring disclosure of certain relationships and related-party transactions.

Chair: Jeffrey Sonnenfeld Members: Amy Banse Teri P. McClure Armando Olivera	Nominating and Corporate Governance Committee

THE NCG COMMITTEE IS RESPONSIBLE FOR:

•  soliciting, considering, recommending, and nominating candidates to serve on the Board under criteria adopted by it from time to time;

•  advising the Board with respect to Board and Committee composition;

•  reviewing and recommending changes to our Corporate Governance Guidelines;

•  overseeing periodic evaluations of the Board and the committees;

•  overseeing the Company’s environmental, social and governance efforts and progress; and

•  reviewing and reporting to the Board on a periodic basis with regard to matters of corporate governance.

The Board of Directors has determined that each member of the NCG Committee meets the independence requirements under the NYSE’s corporate governance standards.

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Corporate Governance  Risk Management

Chair: Sidney Lapidus Members: Steven L. Gerard Tig Gilliam	Independent Directors Transactions Committee

As permitted by our By-Laws, our Board of Directors has established this committee with the authority to approve certain transactions between Lennar and Five Point Holdings, LLC (in which we own a substantial minority interest), and to review and make recommendations to the Board with respect to other matters referred to it by the Board.

Members: Sidney Lapidus Stuart Miller	Executive Committee

As permitted by our By-Laws, our Board has established this committee with the authority to act on behalf of the Board, except as that power is limited by the corporate laws of the State of Delaware or by our Board.

Risk Management

Board Role in Management of Risk

Our Board is actively involved in the oversight and management of risks that could affect Lennar. Management, in consultation with the Board, identifies areas of risk that particularly affect us. Senior members of our management team report to the Board on each of those areas of risk on a rotating basis at the regularly-scheduled quarterly Board meetings. The areas of risk reported to the Board change from time to time based on business conditions, the advice of outside advisors, and a review of risks identified by our competitors in their public filings. Currently, the risk areas reported on to our Board on a regular basis relate to housing inventory and land supply, construction costs and homebuilding overhead, construction quality and warranty, our multifamily business, our financial services business, associate retention and human resources, legal (including regulatory and compliance issues), natural disasters and information technology (including cybersecurity), taxation and strategic investments.

Our Board of Directors also asks for and receives reports on other risks that affect the Company after review of business presentations made during regular Board meetings. In addition, one of the responsibilities of our Audit Committee is to discuss and review policies with respect to risk assessment and risk management, including guidelines and policies governing our risk assessment and risk management processes.

Compensation-Related Risks

In 2021, as part of our risk management process, we conducted a comprehensive review and evaluation of our compensation programs and policies. The assessment covered each material component of executive and non-executive compensation. In evaluating our compensation components, we identified risk-limiting characteristics including the following:

•	We conduct an annual comprehensive analysis of peer group compensation and refer to broader market-based benchmarking studies to evaluate how our compensation program compares.

•	A high percentage of our overall pay mix to senior management and key associates is equity-based, which creates an incentive to generate long-term appreciation of stockholder value.

•	The Compensation Committee may use negative discretion to adjust annual incentive compensation downward when warranted.

•

Service-based equity awards granted to our executive officers vest over a three-year period, and performance-based equity awards granted to our executive officers vest after a three-year performance period, which mitigates the risk of excessive focus on short-term returns.

•	We have a compensation clawback policy that may be triggered in the event of a restatement of financial results.

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Corporate Governance  Stockholder Engagement

•

Our stock ownership guidelines require executive officers to hold a meaningful amount of Lennar stock, which mitigates the risk of excessive focus on short-term returns and aligns the interests of those executives with the interests of stockholders.

Cybersecurity Risks

Cybersecurity is an integral part of risk management at our Company. Our Audit Committee is responsible for the oversight of cybersecurity risks, and receives a cybersecurity report from management at least quarterly, and more often as needed. The report includes information regarding the nature of threats, defense and detection capabilities, incident response plans and associate training activities. In the last three years, we have not had a significant cybersecurity breach or attack that had a material impact on our business or results of operations.

The Company’s cybersecurity program is periodically assessed by an independent third party. We utilize information technology security experts to assist us in our evaluations of the effectiveness of the security of our information technology systems, and we regularly enhance our security measures to protect our systems and data. We use various encryption, tokenization and authentication technologies to mitigate cybersecurity risks and have increased our monitoring capabilities to enhance early detection and rapid response to potential cyber threats. We provide cybersecurity awareness training of threats to associates at least annually and routinely deploy simulated phishing tests to increase security awareness.

Stockholder Engagement

We regularly engage with our stockholders about our business and operations. During fiscal 2021, we spoke with stockholders representing almost 2/3 of our outstanding shares about issues of importance to them, including our executive compensation practices and our corporate governance policies.

Corporate Governance Documents

Our Corporate Governance Guidelines describe our practices and policies and provide a framework for our Board governance. The topics addressed in our Corporate Governance Guidelines include director qualifications, director responsibilities, management succession, director compensation, and independence standards.

Our Code of Business Ethics and Conduct, which is applicable to all our directors, officers, and associates, promotes our commitment to high standards for ethical business practices. The Code addresses a number of issues, including conflicts of interest, corporate opportunities, fair dealing, confidential information, and insider trading, and confirms our intention to conduct our business with the highest level of integrity. It states that our reputation for integrity is one of our most valuable assets, and that each director, officer, and associate is expected to contribute to the care and preservation of that asset.

Our Corporate Governance Guidelines and our Code of Business Ethics and Conduct are both available on our website, www.lennar.com, in the Investor Relations—Governance section.

Meetings

Our Board normally meets quarterly, but holds additional meetings as required. In connection with each of our regularly-scheduled Board meetings, our independent directors meet in executive session without our non-independent directors and management.

Our Corporate Governance Guidelines require every director to attend substantially all meetings of the Board and of the committees on which they serve. During fiscal 2021, the Board met four times. Each director attended at least 75% of the total number of Board meetings and applicable committee meetings held while that director was serving on our Board. We encourage directors and nominees for election as directors to attend the annual meeting of stockholders. All members of our Board who were serving at the time of the 2021 annual meeting of stockholders attended the virtual meeting.

Communication with the Board of Directors

Stockholders and other interested parties may communicate with our Board, a committee of the Board, the independent directors as a group, or any individual director by sending an e-mail to feedback@lennar.com. These communications will automatically be submitted to our Lead Director, who will distribute them as appropriate.

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Corporate Governance  Certain Relationships and Related Transactions

In addition, anyone who wishes to communicate with our Board, a committee of the Board, the independent directors as a group, or any individual director, may send correspondence to the Office of the General Counsel at Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172. The General Counsel will compile and submit on a periodic basis all stockholder correspondence as addressed. Items that are unrelated to the duties and responsibilities of the Board, such as business solicitation or advertisements, junk mail or mass mailings, resumes or other job-related inquiries, and spam, will not be forwarded.

Certain Relationships and Related Transactions

All “related person transactions” (as defined by SEC rules) must be approved by our Audit Committee. Directors must recuse themselves from any discussion or decision affecting their personal, business, or professional interests.

Current SEC rules require disclosure of any transaction, arrangement, or relationship in which (i) Lennar or one of its subsidiaries is a participant, (ii) the amount involved exceeds $120,000, and (iii) any executive officer, director, director nominee, beneficial owner of more than 5% of Lennar’s common stock, or any immediate family member of any such person, has or will have a direct or indirect material interest. Except as described below, since December 1, 2020, we have not had any such transactions, arrangements, or relationships.

In February 2015, Mr. Miller, our Executive Chairman, entered into a Time-Sharing Agreement with one of our subsidiaries that provides that Mr. Miller can sub-lease aircraft leased by that subsidiary for non-business or personal business purposes. Under the Time-Sharing Agreement, Mr. Miller pays the subsidiary, out of a prepayment fund established under the terms of the agreement, the aggregate incremental cost of each flight based on a list of expenses authorized by federal regulations. The subsidiary retains sole discretion to determine what flights Mr. Miller may schedule, and the Time-Sharing Agreement specifically provides that Lennar’s prior planned use of the aircraft takes precedence over Mr. Miller’s use. Mr. Miller paid our subsidiary $517,000 (calculated in accordance with Federal Aviation Administration regulations) for his personal use of the aircraft during fiscal 2021.

Mr. Beckwitt and Mr. Jaffe, our Co-CEOs, also entered into Time-Sharing Agreements with our subsidiary that have essentially the same terms as Mr. Miller’s agreement, including (for each executive) the establishment of a prepayment fund for the cost of each flight. Mr. Beckwitt paid our subsidiary $184,000 under his February 2015 agreement for his personal use of the aircraft during fiscal 2021. Mr. Jaffe paid our subsidiary $480,000 under his October 2017 agreement for his personal use of the aircraft during fiscal 2021.

Occasionally, a spouse or other guest may accompany Mr. Miller, Mr. Beckwitt, or Mr. Jaffe when they are using corporate aircraft for business travel and additional seating is available. As there is no incremental cost to Lennar for an additional passenger accompanying an executive on a flight, no amount has been included in the Summary Compensation Table to reflect that usage. However, due to special tax rules regarding personal use of business aircraft, Mr. Miller, Mr. Beckwitt, or Mr. Jaffe may be treated as receiving taxable income when a spouse or guest accompanies one of them on a business trip.

In April 2019, Jeffrey Miller, Stuart Miller’s brother, entered into an agreement with one of our subsidiaries that provides that Jeffrey Miller can sub-lease an aircraft leased by that subsidiary for personal purposes. The arrangement helps to offset the cost of the aircraft when it is not being used by Lennar. Lennar retains sole discretion to determine what flights may be scheduled. Jeffrey Miller pays for use of the aircraft based on a fee structure similar to that used by third-party charter companies. Jeffrey Miller did not use the aircraft in fiscal 2021, and therefore did not make any payments for his use of the aircraft during fiscal 2021.

Jack Beckwitt, Mr. Beckwitt’s son, is employed by Lennar as a Senior Land Acquisition Manager. For fiscal 2021, Jack Beckwitt received a salary of $112,000, a cash bonus of $70,000, and other benefits totaling approximately $5,000 (including matching contributions to his 401(k) plan). In fiscal 2022, Jack Beckwitt may receive compensation and other benefits in amounts similar to or greater than those he received during fiscal 2021.

Brad Miller, Mr. Miller’s son, is employed by Lennar as a Managing Director of Land Acquisitions. For fiscal 2021, Brad Miller received a salary of $141,000, a cash bonus of $100,000, and other benefits totaling approximately $5,000 (including matching contributions to his 401(k) plan and a car allowance). In fiscal 2022, Brad Miller may receive compensation and other benefits in amounts similar to or greater than those he received during fiscal 2021.

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Corporate Governance  Director Compensation

Director Compensation

We maintain a compensation program for the non-management directors of the Board. Directors who are associates do not receive any additional compensation for their services as directors of the Company. In fiscal 2021, our compensation program for the non-management directors consisted of the following types and levels of compensation:

Type of pay	Amount ($)	Form

Annual Equity Grant (1)	$135,000	Shares of Class A common stock

Annual Retainer	$140,000	50% in cash, and 50% in shares of Class A common stock

Audit Committee Members	$25,000	Cash

Audit Committee Chair	$30,000	Cash

Compensation Committee Members	$15,000	Cash

Compensation Committee Chair	$20,000	Cash

NCG Committee Members	$10,000	Cash

NCG Committee Chair	$20,000	Cash

Lead Director	$75,000	Cash

(1)	Share value of $135,000 is based on the closing price of the stock on the date of grant, April 7, 2021 ($103.39).

Annual Equity Grant

At the time of each annual meeting, each non-management director receives a grant of shares of our Class A common stock. Directors are permitted to sell 50% of that stock at any time, but must hold the remaining stock until the second anniversary of the grant date.

Retainer and Committee Fees Paid in Cash

Fifty percent of the annual retainer, and the committee fees and lead director fee, are paid in quarterly cash installments. Non-management directors are also reimbursed for incidental expenses arising from their attendance at Board meetings and committee meetings.

Compensation Deferral

A director may elect to defer payment of both the cash and stock portion of the annual retainer and committee and lead director fees until the year the director ceases to serve on our Board or the director’s death. If a director makes this election, a number of phantom shares of Class A common stock with a value equal to the amount of the deferred retainer and fees is credited to the director’s deferred compensation account each quarter. These phantom shares accrue dividend-equivalents, which are credited to the director’s account and treated as though they were used to purchase additional shares of Class A common stock.

When a director’s deferred compensation account terminates, the director will receive cash equal to the value of the number of phantom shares of Class A common stock or Class B common stock credited to the director’s account. That value is determined by multiplying the number of phantom shares by the closing price of the applicable common stock on either the date of the director’s death or a specified date during the year of the director’s separation from service.

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Corporate Governance  Director Compensation

For fiscal 2021, each of Messrs. Gilliam, Hudson, Lapidus, Olivera and Sonnenfeld elected to defer payment of both the cash and stock portions of their fees. During January 2020, Ms. McClure elected to terminate her participation in the deferred compensation program, which termination was effective during the second quarter of fiscal 2021. As a result, Ms. McClure only participated in the deferred compensation program for the first quarter of fiscal 2021. During September 2021, Mr. Gilliam elected to terminate his participation in the deferred compensation program with respect to the cash portion of his Board and Committee fees. Mr. Gilliam’s election will be effective during the second quarter of fiscal 2022. The table below sets forth the aggregate number of phantom shares of Class A common stock and Class B common stock held by such directors in their respective deferred compensation accounts at November 30, 2021.

	Aggregate Number of Shares of Phantom Stock Held in Deferred Compensation Account at November 30, 2021
Name	Class A	Class B

Steven L. Gerard (1)	49,568	388

Tig Gilliam	37,317	—

Sherrill W. Hudson	58,877	—

Sidney Lapidus	56,814	—

Teri P. McClure (1)	20,892	—

Armando Olivera	19,385	—

Jeffrey Sonnenfeld	50,472	—

(1)	With respect to Mr. Gerard and Ms. McClure, the shares of phantom stock are shares that each director received prior to terminating the deferral election.

The following table sets forth information regarding the compensation of our non-management directors for fiscal 2021. Messrs. Miller, Beckwitt and Jaffe are omitted from the table as they do not receive any additional compensation for their service as directors. Compensation for these three executives is described in the Compensation Discussion and Analysis section of this proxy statement, which begins on page 18.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(1)(2)	All Other Compensation ($)(3)	Total ($)
Amy Banse	70,000	227,162	221	297,383
Irving Bolotin (4)	52,500	34,849	151	87,500
Steven L. Gerard	115,000	204,703	46,048	365,751
Tig Gilliam	110,000	202,424	34,997	347,421
Sherrill W. Hudson	115,000	202,424	54,928	372,352
Sidney Lapidus	145,000	202,424	53,173	400,597
Teri P. McClure	95,000	204,780	20,364	320,144
Armando Olivera	105,000	202,424	17,864	325,288
Jeffrey Sonnenfeld	90,000	202,424	46,791	339,215
Scott Stowell (4)	35,000	34,849	151	70,000

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Corporate Governance  Director Compensation

(1)

Each of Messrs. Gilliam, Hudson, Lapidus, Olivera and Sonnenfeld decided to defer 100% of both the cash and stock portions of their annual retainer and committee fees. These amounts were credited in the form of phantom shares of Class A common stock to the directors’ respective deferred compensation accounts. Ms. McClure elected to terminate her participation in the deferred compensation program, which termination became effective during the second quarter of fiscal 2021.

Name	Deferred Cash Fees ($)	Deferred Stock Awards ($)	Phantom Shares Credited to Account
Tig Gilliam	110,000	70,000	1,844
Sherrill W. Hudson	115,000	70,000	1,896
Sidney Lapidus	145,000	70,000	2,203
Teri McClure	23,750	17,500	497
Armando Olivera	105,000	70,000	1,793
Jeffrey Sonnenfeld	90,000	70,000	1,640

(2)

Amount reflects (i) 50% of the annual retainer fee, payable in shares of Class A common stock, and (ii) the fair market value of the 1,305 shares of Class A common stock that constitute the annual equity grant. The annual equity grant award was made on April 7, 2021, to each of Ms. Banse, Mr. Gerard, Mr. Gilliam, Mr. Hudson, Mr. Lapidus, Mr. Olivera, Mr. Sonnenfeld and Ms. McClure, and had a grant date fair value of $103.39 per share. These shares were fully vested upon issuance, but 50% of the shares are subject to a two-year minimum holding period. Ms. Banse received a grant when she joined the Board on February 18, 2021 of 260 shares of Class A common stock with a grant date fair value of $86.38 per share. These shares were fully vested upon issuance, but 50% of the shares are subject to a two-year minimum holding period from the date of issuance.

(3)

With respect to Ms. Banse, Mr. Bolotin, Ms. McClure (for the first quarter of fiscal 2021) and Mr. Stowell, the amount reflects cash in lieu of fractional shares relating to the quarterly annual retainer fees paid in stock. With respect to Mr. Gerard and Ms. McClure (for the last three quarters of fiscal 2021), the amount includes both cash in lieu of fractional shares relating to the quarterly annual retainer fee paid in stock, and dividends payable on phantom shares held in each of Mr. Gerard’s and Ms. McClure’s deferred compensation account that were received prior to termination of the deferral election. With respect to Messrs. Gilliam, Hudson, Lapidus, Olivera and Sonnenfeld, the amounts include dividend-equivalents payable on phantom shares held in the directors’ respective deferred compensation accounts. Deferred dividends are credited to the applicable director’s deferred compensation account in the form of additional phantom shares, calculated at the fair market value of a share of our Class A common stock on the dividend record dates. The table below sets forth the phantom shares credited to each participating director’s account from deferred dividends for fiscal 2021.

Name	Dividends Deferred ($)	Phantom Shares Credited to Account for Deferred Dividends
Steven L. Gerard	45,827	480
Tig Gilliam	34,997	366
Sherrill W. Hudson	54,928	575
Sidney Lapidus	53,173	556
Teri McClure	20,220	212
Armando Olivera	17,864	187
Jeffrey Sonnenfeld	46,791	489

(4)

Each of Mr. Bolotin and Mr. Stowell received compensation during fiscal 2021 for service as a director from December 1, 2020 through April 7, 2021, the effective date of the termination of their terms as directors. Mr. Bolotin has served as a Director Emeritus of our Company since April 2021. As a Director Emeritus, Mr. Bolotin continues to attend Board of Director meetings, but does not have a vote on matters presented. Mr. Bolotin receives $140,000 annually, paid quarterly in cash, as compensation for his role as Director Emeritus. In fiscal 2021, Mr. Bolotin received $70,000 as compensation for his role as Director Emeritus, which amount is not included in the table.

Stock Ownership Requirements

Our Board has adopted stock ownership guidelines establishing minimum equity ownership requirements for members of our Board. The purpose of the guidelines is to align the interests of directors with the interests of stockholders and to further promote our commitment to sound corporate governance. Under our stock ownership guidelines, a director is expected to own, by a date not later than five years after being elected as a director, shares of our common stock with a value equal to five times the annual director retainer. All of our directors are in compliance with these requirements.

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Every year, we give our stockholders the opportunity to vote, on a non-binding basis, on whether they approve the compensation of our named executive officers. This vote is often referred to as “say on pay.” At the 2022 Annual Meeting, we will ask our stockholders to vote, on an advisory basis, on the fiscal 2021 compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis (“CD&A”) that follows this proposal.

We encourage you to review the CD&A, the compensation tables, and the related narrative disclosures. We believe Lennar’s success is attributable in substantial part to our talented and committed executives. Therefore, the compensation of our NEOs is designed to help us continue to retain, motivate, and recruit high-quality, experienced executives who can help us achieve our short-term and long-term corporate goals and strategies.

We believe our executive compensation program strikes an appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to creating value for our stockholders. As explained in the CD&A, we seek this balance by using a mix of short-term and long-term compensation components—both fixed and variable—and basing a meaningful percentage of the compensation of our named executive officers on Lennar’s financial performance and stockholder return. Further, we maintain strong corporate governance practices regarding executive compensation, including robust stock ownership guidelines and a compensation clawback policy, to promote continued alignment of our executives’ interests with those of our stockholders and to discourage excessive risk- taking to achieve short-term gains.

We are requesting that our stockholders approve the following resolution:

RESOLVED, that the stockholders of Lennar Corporation approve, on a non-binding, advisory basis, the compensation of Lennar’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, which disclosure includes the Compensation Discussion and Analysis, the tabular disclosures regarding such compensation, and the accompanying narrative disclosures, set forth in Lennar’s 2022 Annual Meeting proxy statement.

Although this say on pay vote is non-binding, the Board and the Compensation Committee will review the results of the vote and consider those results when determining future executive compensation arrangements.

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This Compensation Discussion and Analysis describes our compensation philosophy, policies, and plans, as well as our compensation-setting process and the 2021 compensation of our named executive officers, or NEOs. In addition, we explain why we believe that our executive compensation program is in the best interests of Lennar and you, our stockholders.

For fiscal 2021, our named executive officers (“NEOs”) were:

Stuart Miller Executive Chairman	Rick Beckwitt Co-Chief Executive Officer and Co-President	Jonathan M. Jaffe Co-Chief Executive Officer and Co-President	Diane Bessette Vice President, Chief Financial Officer and Treasurer	Jeff McCall Executive Vice President	Mark Sustana Vice President, General Counsel and Secretary

EXECUTIVE SUMMARY	18	2021 Compensation Decisions	23
Our Compensation Practices	20	Other Benefits	30
Roles and Responsibilities with Regard to Compensation	22	Change in Control Effects	30
Use of Market Data	23	Other Compensation Practices	31

Executive Summary

2021 Performance Highlights

During fiscal 2021, Lennar achieved strong financial and operational performance, including:

REVENUE	PRETAX INCOME	HOME DELIVERIES	NEW HOME ORDERS

$27.1B ▲ 21%	$5.8B ▲ 86%	59,825 ▲ 13%	64,543 ▲ 15%

•	Gross margins on home sales were $6.8 billion (or 26.8% of home sales revenues)

•	Operating earnings from homebuilding increased by 68% to $5.0 billion
•	Our Lennar Financial Services segment had operating earnings of $491.0 million

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Compensation Discussion and Analysis  Executive Summary

2021 Compensation Program

Our NEO compensation program currently has three forms of direct compensation: base salary, annual cash incentive awards, and equity-based incentive awards.

Element	Description	Primary Objectives

Base salary	Fixed cash payment	To attract and retain executives by offering salaries that are competitive with market opportunities and that recognize each executive’s position, role, responsibility, and experience.

Annual cash incentive award	Variable performance-based cash payment. In addition, three of our NEOs received special cash bonuses with regard to fiscal 2021.	To motivate and reward the achievement of annual performance objectives.

Equity-based incentive award

Messrs. Miller, Beckwitt, Jaffe and McCall, and Ms. Bessette receive their grant as 50% performance-based restricted stock and 50% service-based restricted stock.

Mr. Sustana receives his grant entirely in service-based restricted stock.

To align executives’ interests with the interests of stockholders, motivate executives to maximize our long-term performance and stockholder returns, and promote executive retention.

We do not have a formal policy prescribing the allocation of total compensation among these various components. Our Compensation Committee believes the factors that determine compensation should vary with the executive’s role. For example, executives with more influence over our operating and financial performance should have a greater portion of their compensation dependent upon the achievement of performance objectives. By comparison, those named executive officers whose responsibilities are to establish and maintain strong corporate controls and regulatory compliance should have a larger percentage of their direct compensation from their base salary and from annual incentive awards based on factors like whether Lennar adheres to fundamental policies and procedures and avoids undue risk-taking.

The chart below shows how total direct compensation was allocated for each of our NEOs in fiscal 2021.

2021 COMPENSATION PAY MIX

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Compensation Discussion and Analysis  Our Compensation Practices

Our Compensation Practices

We designed our executive compensation program to:

•	attract, motivate, and retain highly qualified and experienced executives;

•	recognize valuable individual performance and motivate executives to maximize Lennar’s short-term and long-term achievements;

•	maintain flexibility to ensure that awards remain competitive within our peer group of homebuilders and Fortune 500 companies;

•	align the interests of our executives with those of our stockholders; and

•	promote adherence to good corporate governance and company policies and values.

We pursue these objectives while adhering to the governance practices and company policies discussed below.

We Tie Executive Compensation to Performance

We believe that one of the best ways to align the interests of our senior executives with those of our stockholders is to tie a significant portion of executive compensation to Lennar’s financial and operational performance. With respect to our Executive Chairman and each of our Co-CEOs—the three named executive officers whose responsibilities are to manage the growth of our business—this means that approximately 98% of total direct compensation (base salary, annual cash incentive awards, and equity awards) for fiscal 2021 was either awarded based on Lennar’s financial performance or was awarded in the form of equity. The performance-based equity awards will only be earned if Lennar achieves predetermined financial and operational goals over a three-year period. Annual cash incentive awards for these executives were calculated based on pretax income after a capital charge—the metric we believe most directly translates into stockholder value.

Annual cash incentive awards for our CFO, our EVP and our GC are based on Lennar’s performance as well as their individual performance in their respective areas of responsibility. Since the principal responsibilities for these executives include establishing and maintaining strong corporate controls and regulatory compliance, a smaller portion—approximately 85%—of their total direct compensation for fiscal 2021 was either performance-based or equity-based.

We Maintain Strong Compensation Governance Policies

The compensation governance policies summarized below further align our executives’ interests with those of our stockholders.

Stock ownership guidelines. Each of our executive officers is required to own shares of our common stock with a value equal to a prescribed multiple of his or her base salary. All of the NEOs significantly exceed their minimum stock ownership requirements. For more information, see page 31.

No employment agreements. We do not have employment agreements, severance agreements, or change in control agreements with any of our NEOs or other executive officers. This gives the Compensation Committee flexibility to change the components of our executive compensation program in order to remain competitive in the market and address economic conditions.

Double-trigger vesting requirement. All equity grants are subject to a “double-trigger” requirement to accelerate vesting in the event of a change in control. For more information, see page 30.

Compensation Clawback Policy. Our compensation clawback policy would allow us to recover from NEOs and other associates (in certain circumstances) incentive-based compensation granted under our 2016 Equity Plan and 2016 Incentive Compensation Plan, as may be amended or restated from time to time (“2016 Incentive Compensation Plan”). For more information, see page 31.

We Regularly Review the Compensation Program and Make Appropriate Changes

Over the years, we have regularly made changes to our executive compensation program as a result of stockholder feedback, recommendations by F.W. Cook and our review of our compensation program.

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Compensation Discussion and Analysis  Our Compensation Practices

Equity-Based Compensation

Below are changes we have made to our equity compensation program for Messrs. Miller, Beckwitt and Jaffe in the last five years, including better aligning equity awards with stockholder interests by adding Relative Total Shareholder Return as a performance metric, and increasing the equity percentage of total direct compensation.

	Performance Measures	Performance Period	Variable financial performance objectives?	Equity Percentage of Total Direct Compensation
2021	Unchanged	3 Years	Yes – unchanged	~49%
2020	Unchanged	3 Years	Yes – unchanged	~52%
2019	• Same as 2018 plus Relative Total Stockholder Return	3 Years	Yes – unchanged	~59%
2018	• Relative Gross Profit Percentage • Relative Return on Tangible Capital • Debt/EBITDA Multiple	3 Years	Yes for performance based shares. Other half of equity grant has service-based vesting	~48%
2017	• Revenues, Home Deliveries, Gross Margin and SG&A as a % of Homebuilding Revenue for the fiscal year • Homebuilding Debt-to Capital Ratio as of the end of the fiscal year	1 Year	No – performance shares would be earned if 3 of 5 goals were met, then subject to service-based vesting	~24%

Annual Incentive Cash Bonus

For 2021, the cash bonus for Messrs. Miller, Beckwitt and Jaffe was based on a percentage of our Pretax Income (as defined on page. 24), after a capital charge. Below are the changes we have made to this component of their compensation over the last five years.

	Miller	Beckwitt	Jaffe
2021	0.58% of Pretax Income after a 7.3% capital charge	0.51% of Pretax Income after a 7.3% capital charge	0.51% of Pretax Income after a 7.3% capital charge
2020	0.73% of Pretax Income after a 7.3% capital charge	0.63% of Pretax Income after a 7.3% capital charge	0.55% of Pretax Income after a 7.3% capital charge
2019	0.73% of Pretax Income after a 7.3% capital charge	0.63% of Pretax Income after a 7.3% capital charge	0.55% of Pretax Income after a 7.3% capital charge
2018	0.73% of Pretax Income after a 10.96% capital charge	0.63% of Pretax Income after a 10.96% capital charge	0.55% of Pretax Income after a 10.96% capital charge
2017	1.00% of Pretax Income	0.92% of Pretax Income	0.92% of Pretax Income

In addition, while the there is no cap on the annual cash incentive bonus, the Compensation Committee has used its negative discretion to reduce this cash bonus twice in the last five years, reducing both the 2020 and 2018 cash bonuses of Messrs. Miller, Beckwitt and Jaffe. The Compensation Committee determined to pay a portion of the 2021 earned cash bonuses for Messrs. Miller, Beckwitt and Jaffe in stock rather than cash in order to increase the percentage of their total direct compensation that is equity based.

Base Salaries

In contrast to the regular changes we make to the at-risk portion of executive compensation, with respect to Messrs. Miller, Beckwitt and Jaffe, no changes have been made to their base compensation since 2003, 2010 and 2010, respectively.

Team Compensation Philosophy

The compensation of Messrs. Miller, Beckwitt and Jaffe is a reflection of the importance of their carefully coordinated, team-based leadership approach to our overall success in creating value for stockholders. Their compensation is aligned in terms of structure and level in order to motivate and reward continued collaboration among the team. Messrs. Miller, Beckwitt and Jaffe each bring different talents to their work at Lennar, and, after having worked together for many years, interact flawlessly to produce excellent performance in stockholder returns.

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Compensation Discussion and Analysis  Roles and Responsibilities with Regard to Compensation

Roles and Responsibilities with Regard to Compensation

Role of the Compensation Committee

Our Compensation Committee annually evaluates and approves the compensation for our executive officers, including all the named executive officers. The Committee’s determinations regarding the compensation of our executive officers take into account a variety of factors. Among other things, the Compensation Committee looks at the compensation being paid by other homebuilders or companies with businesses similar to Lennar’s, and compensation being paid to other executives at Fortune 500 companies. The Compensation Committee also considers recommendations by our Executive Chairman and each of our Co-CEOs (except regarding themselves) and other members of our senior management and any other factors the Compensation Committee believes are appropriate.

Under the 2016 Equity Plan, the Compensation Committee is authorized to delegate all or a part of its duties with respect to awards to management (excluding any awards made to individuals subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and awards issued to any person who was delegated authority to make awards). Under the Lennar Corporation 2016 Incentive Compensation Plan, the Compensation Committee is authorized to delegate all or a part of its duties with respect to bonuses under the plan to management.

Role of Management

Our Executive Chairman and each of our Co-CEOs provide written background and supporting materials for review at Compensation Committee meetings, and also attend those meetings at the Committee’s request. Typically, these executives attend all regularly-scheduled Compensation Committee meetings, but they are excused as appropriate, including for discussions regarding their own compensation. In addition, our Executive Chairman and each of our Co-CEOs provide information regarding, and make recommendations about, designs for (or changes to) our executive compensation programs. Finally, our Executive Chairman and each of our Co-CEOs provide the Compensation Committee with:

•	evaluations of each named executive officer, including themselves;

•	recommendations regarding base salary levels for the upcoming year for each named executive officer, other than themselves;

•	an evaluation of the extent to which each named executive officer met the applicable annual incentive plan target(s); and

•	recommendations regarding the aggregate value of the long-term incentive compensation that each named executive officer should receive.

Role of Compensation Consultants and Advisors

The Compensation Committee has the authority to engage the services of outside legal or other experts and advisors as it deems necessary and appropriate. As it has in the past, the Compensation Committee engaged F.W. Cook & Co., Inc. (“FW Cook”), an independent management compensation consulting firm, in fiscal 2021 to assist with executive compensation matters. The Compensation Committee considered the work performed by FW Cook for the Company and determined no conflicts of interest exist and that FW Cook is independent from management.

Role of Stockholders

As part of its compensation-setting process, the Compensation Committee considers the results of the stockholder advisory vote on our executive compensation from the prior year. Approximately 84% of the votes cast at our 2021 annual meeting were voted in favor of our executive compensation, as compared to approximately 86% the prior year.

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Compensation Discussion and Analysis  Use of Market Data

Use of Market Data

We refer to compensation data regarding other publicly-traded homebuilding companies to analyze our compensation decisions in light of current market rates and practices, and to help ensure that our decisions are reasonable and competitive. In connection with setting fiscal 2021 compensation, the Compensation Committee reviewed summaries of information disclosed in public filings by the following publicly-traded homebuilders that the Compensation Committee views as our peer group (the “Peer Group”):

Beazer Homes USA, Inc.	Meritage Homes Corporation	Toll Brothers, Inc.

D.R. Horton, Inc.	NVR, Inc.	TRI Pointe Group, Inc.

KB Home	PulteGroup, Inc.

M.D.C. Holdings, Inc.	Taylor Morrison Home Corporation

Given that only one company in the Peer Group approaches Lennar in terms of revenue, profitability, and market capitalization, the Compensation Committee also reviewed information about compensation levels generally paid by other Fortune 500 companies. The Compensation Committee does not design our executive compensation programs to fit within a specific percentile of the executive compensation programs of the Peer Group companies, the Fortune 500 companies, or any other peer group or survey. Rather, the Compensation Committee compares numerous elements of executive compensation, including base salaries, annual incentive compensation, and long-term cash and equity-based incentives, to assist in determining whether proposed compensation programs are competitive, and then uses its experience and judgment to make final compensation decisions.

2021 Compensation Decisions

Base Salaries

Why we pay base salaries. The Compensation Committee believes that competitive base salaries are an important element in attracting, retaining, and motivating our executives. In addition, the Compensation Committee believes that having a reasonable level of fixed compensation allows our executives to dedicate their undivided business attention to Lennar.

How base salaries are determined. The Compensation Committee considers a number of factors when setting base salaries for the NEOs, including:

•	level of experience and responsibility;

•	the scope and complexity of the role;

•	ability to contribute to our meeting annual operating objectives;

•	level of pay required to retain the executive’s services in light of market conditions;

•	average base salary of comparable executives in our Peer Group; and

•	market changes and the economic and business conditions affecting Lennar at the time of the evaluation.

The Compensation Committee does not assign a specific weight to any individual factor or apply a formula for how an NEO’s base salary should compare to that of persons holding similar positions with members of our Peer Group.

2021 base salary decisions. The NEOs’ base salaries for fiscal 2021 are shown below.

Name	2021 Base Salary ($)	Change in Base Salary (%)
Stuart Miller	1,000,000	unchanged since 2003
Rick Beckwitt	800,000	unchanged since 2010
Jonathan M. Jaffe	800,000	unchanged since 2010
Diane Bessette	750,000	unchanged since 2018
Jeff McCall	750,000	unchanged since 2018
Mark Sustana	465,000	unchanged since 2017

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Compensation Discussion and Analysis  2021 Compensation Decisions

Annual Cash Incentive Compensation

Why we pay annual cash incentive compensation. The Compensation Committee believes that annual cash incentive compensation encourages executive officers to contribute to Lennar’s profitability. Our 2021 annual cash incentive awards were made under our 2016 Incentive Compensation Plan.

2021 Annual Cash Incentive Decisions

MESSRS. MILLER, BECKWITT AND JAFFE

The cash bonuses for Messrs. Miller, Beckwitt and Jaffe are based on percentages of our pretax income, which is net earnings attributable to Lennar plus/minus income tax expense/benefit (“Pretax Income”), after a capital charge equal to 7.3% of tangible capital. Pretax Income is calculated after eliminating goodwill charges, losses or expenses on early retirement of debt, impairment charges, and acquisition or deal costs related to the purchase or merger of a public company. Tangible capital is calculated as stockholders’ equity less intangible assets plus homebuilding debt. We believe that our executives’ pay should be linked to Lennar’s performance, and that linking the annual cash bonus to Pretax Income achieves this goal. For example, there have been years, such as fiscal 2008 and 2009 during the economic downturn, when these executives did not receive cash bonuses, and other years, such as more recent years, when Lennar has been profitable and the executives have received significant cash bonuses. These bonuses are not capped.

In February 2021, our Compensation Committee reviewed an analysis of the compensation Lennar paid to its senior executives compared with that paid by our Peer Group. This included an analysis of the fiscal 2020 compensation paid to Messrs. Miller, Beckwitt, and Jaffe as compared with the compensation paid in fiscal 2019 and 2020 to the individuals in comparable positions at companies in our Peer Group and in the Fortune 500. Based on its review of the analysis, the results Lennar achieved during fiscal 2020, and the results Lennar was expected to achieve during fiscal 2021, the Compensation Committee decided to apply a formula for Messrs. Miller, Beckwitt, and Jaffe that included cash incentive bonuses equal to 0.58%, 0.51%, and 0.51%, respectively, of Lennar’s fiscal 2021 Pretax Income, after a capital charge equal to 7.3% of tangible capital.

Based on our fiscal 2021 Pretax Income of $5.8 billion, and after taking into account the $1.5 billion capital charge, Messrs. Miller, Beckwitt, and Jaffe were entitled to cash bonus payments of $24,883,125, $21,879,990 and $21,879,990, respectively. Because Pretax Income, and the resulting cash bonus payments were higher than anticipated, the Compensation Committee determined to pay a portion of the earned cash bonus payment in stock rather than cash in order to increase the percentage of their total direct compensation that is equity based. On January 12, 2022, Messrs. Miller, Beckwitt and Jaffe each received $5,961,850, $5,272,113 and $5,272,113, respectively, of their earned cash bonus payment in the form of 55,233, 48,843, and 48,843 shares of Class A common stock, respectively. The shares are fully vested but subject to a one-year holding period from the date of issuance. As a result, Messrs. Miller, Beckwitt and Jaffe received reduced cash bonus payments of $18,921,275, $16,607,876 and $16,607,876, respectively.

MS. BESSETTE

Ms. Bessette had the opportunity to earn a cash bonus of up to 270% of her base salary, with 180% of the goal based on prescribed performance criteria, and the other 90% based on achievement of certain outperformance measures. The performance criteria and associated payout for the first piece of Ms. Bessette’s award are shown below.

Performance Levels/ Target Bonus Opportunity

Performance Criteria	Percent of Target Award (180% of Base Salary)	Threshold	% of Target
Individual performance(1)	Up to 60%	Good Very Good Excellent	20% 40% 60%
Corporate governance, adherence to company policy and procedure, and internal audit evaluation(2)	Up to 40%	Good Very Good Excellent	10% 25% 40%
Total	100% of Target Award (180% of Base Salary)

(1)	Individual performance is based on an annual performance appraisal review.

(2)	Determined by the Nominating and Corporate Governance Committee.

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Compensation Discussion and Analysis  2021 Compensation Decisions

In determining the score earned for Ms. Bessette’s individual performance, the Compensation Committee recognized the following achievements: overall contribution towards setting operational and financial strategies for our operations, communicating and implementing those strategies across the Company, and analyzing and monitoring the Company’s performance. In determining the score earned for corporate governance, adherence to company policy and procedure, and internal audit evaluation, the Nominating and Corporate Governance Committee recognized the following achievements: overall contribution to providing executive management oversight of the Company’s accounting, management reporting, internal audit, finance, investor relations, legal, financial planning, treasury and tax functions. No specific weight was given to any particular factor in the evaluations, and no one factor was determinative. Ms. Bessette was deemed to meet the “excellent” performance level with respect to both performance criteria, and received a cash bonus of 100% of her target award (180% of her base salary), or $1,350,000.

The second piece of Ms. Bessette’s award was based on the achievement of the following outperformance goals:

•	Be the leader for finance transformation in 2021 by:

•	Continuing to increase efficiencies within the accounting organization;

•	Recreating the planning organization’s forecast process and deliverables;

•	Beginning the transformation process of the treasury organization to increase efficiencies.

•	Maximize cash generation and develop strategies for capital allocation;

•	Successful strategic transactions with ancillary businesses.

The Compensation Committee determined that Ms. Bessette was entitled to an award equal to the additional 90% of her base salary, or $675,000, based on achievement of specified outperformance goals, including the generation of strong homebuilding cash flow, increased efficiencies related to the Company’s accounting processes and the shortening of the month-end closing timeline. Again, no specific weight was given to any particular factor in the evaluation, and no one factor was determinative. Accordingly, Ms. Bessette received a cash bonus payment of $2,025,000 under the incentive program. In recognition of her exceptional performance during fiscal 2021, the Compensation Committee also granted an award of $750,000 to Ms. Bessette. This award is separate from the 2021 cash incentive program.

MR. MCCALL

Mr. McCall had the opportunity to earn a cash bonus of up to 270% of his base salary. The performance criteria and associated payout are shown below.

Performance Criteria	Percent of Target Award	Performance Levels/Target Bonus Opportunity
		Threshold	% of Target
Departmental budget management(1)	Up to 70%	Good Very Good Excellent	40% 55% 70%
Associate development including, but not limited to development and launch of company-wide learning and development platform, identify and hire new CHRO, and identify and hire senior IT positions	Up to 100%	Good Very Good Excellent	60% 80% 100%
Leadership of strategic initiatives including inclusion and diversity counsel, digital tool enhancements, and company-wide data and analytics platform roll-out	Up to 100%	Good Very Good Excellent	60% 80% 100%
Target Award	270%

(1)	Budget includes the sum of IT, HR, MarCom and cybersecurity cost centers.

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Compensation Discussion and Analysis  2021 Compensation Decisions

The Compensation Committee determined that Mr. McCall achieved an “excellent” performance rating in all three performance categories and was therefore entitled to an award equal to the entire 270% of his base salary, or $2,025,000, based on achievement of specified performance goals, including the development and launch of company-wide learning and development platform, digital tool enhancements and budget management. No specific weight was given to any particular factor in the evaluations, and no one factor was determinative. In recognition of his exceptional performance during fiscal 2021, the Compensation Committee also granted an award of $350,000 to Mr. McCall. This award is separate from the 2021 cash incentive program.

MR. SUSTANA

Mr. Sustana had the opportunity to earn a cash bonus of up to 220% of his base salary, with 100% of the goal based on prescribed performance criteria, and the other 120% based on achievement of certain outperformance measures. The performance criteria and associated payout for the first piece of Mr. Sustana’s award are shown below.

Performance Levels/ Target Bonus Opportunity

Performance Criteria	Percent of Target Award	Threshold	% of Target
Individual performance(1)	Up to 60%	Good Very Good Excellent	20% 40% 60%
Corporate governance, company policy and procedure adherence, and internal audit evaluation(2)	Up to 40%	Good Very Good Excellent	10% 25% 40%
Total	100%

(1)	Individual performance is based on an annual performance appraisal review.

(2)	Determined by the Nominating and Corporate Governance Committee.-

In determining the score earned for Mr. Sustana’s individual performance, the Compensation Committee recognized the following achievements: successful resolution of litigation matters, strong level of support provided to business units and overall contribution to the Company’s solid performance during fiscal 2021. In determining the score earned for corporate governance, adherence to company policy and procedure, and internal audit evaluation, the Nominating and Corporate Governance Committee recognized the following achievements: overall contribution to control environment and creation and implementation of training systems resulting in positive internal audit results, leadership in response to legal and governance challenges during the year and overall contribution to continuing development of corporate governance programs and policies. No specific weight was given to any particular factor in the evaluations, and no one factor was determinative. Mr. Sustana was deemed to meet the “excellent” performance level with respect to both performance criteria, and received a cash bonus of 100% of his base salary, or $465,000.

The second piece of Mr. Sustana’s award was based on the achievement of the following outperformance goals:

•	Litigation Management;

•	Regulatory Compliance;

•	Oversight of Risk Management;

•	Oversight of Government Affairs; and

•	Successful Completion of Special Projects.

The Compensation Committee determined that Mr. Sustana was entitled to an award equal to the additional 120% of his base salary, or $558,000, based on achievement of specified outperformance goals, including successful litigation management, contribution towards regulatory compliance, oversight of risk management and government affairs, and completion of special projects. Again, no specific weight was given to any particular factor in the evaluation, and no one factor was determinative. Accordingly, Mr. Sustana received a cash bonus payment of $1,023,000 under the cash incentive program. In recognition of his exceptional performance during fiscal 2021, the Compensation Committee also granted an award of $150,000 to Mr. Sustana. This award is separate from the 2021 cash incentive program.

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Compensation Discussion and Analysis  2021 Compensation Decisions

Equity-Based Compensation

Why we pay equity-based compensation. The Compensation Committee believes that a significant component of a senior executive’s compensation should be long-term incentive compensation in the form of equity in order to align the financial interests of our senior executives with those of our stockholders. The Compensation Committee believes that granting equity incentives to our senior executives in the form of restricted stock with deferred vesting:

•	motivates our senior management to maximize our long-term, as well as our short-term, performance;

•	helps us attract and motivate highly qualified and experienced executives; and

•	helps retain key personnel.

During 2021, our Compensation Committee reviewed the effect that our restricted stock grant program had on retention, and determined that the program has provided, and continues to provide, a strong retention incentive for senior executives. Moreover, the Compensation Committee determined that, because of the “stacking” effect, a program of annual long-term grants that vest in installments or after a multi-year performance period provides better associate retention benefits than an award that is fully vested on the grant date. Therefore, the Compensation Committee decided Lennar should continue making grants of restricted stock to senior executives.

How equity-based compensation was determined. Annually, the Compensation Committee evaluates the appropriate form of equity-based compensation and approves the dollar value of long-term equity awards that will be granted to each NEO under our 2016 Equity Plan.

The numbers of shares of restricted stock awarded to members of our senior management with regard to 2021 were based upon recommendations by Mr. Miller, Mr. Beckwitt, Mr. Jaffe and other members of senior management. In addition, our Compensation Committee engaged in a review of the total compensation our senior management had received over the last five years, the comparative compensation analysis described above, and the executives’ total potential compensation for fiscal 2021, and considered each executive’s responsibilities and expected contributions to Lennar. The Compensation Committee did not assign a specific weight to any individual factor, or consider any policy as to how the compensation should compare to that of employees performing similar functions for our Peer Group or other Fortune 500 companies.

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Compensation Discussion and Analysis  2021 Compensation Decisions

2021 Equity-Based Compensation Decisions

In February 2021, the Compensation Committee approved the awards shown below of restricted Class A common stock under the 2016 Equity Plan.

Executive	Service-based restricted stock value ($)(1)	Service-based restricted stock (#)(2)	Performance- based restricted stock value at target ($)(1) (3)	Performance- based restricted stock at target (#)
Stuart Miller	6,479,708	78,097	6,479,708	78,097
Rick Beckwitt	5,667,847	68,312	5,667,847	68,312
Jonathan M. Jaffe	5,667,847	68,312	5,667,847	68,312
Diane Bessette	1,000,203	12,055	1,000,203	12,055
Jeff McCall	875,085	10,547	875,085	10,547

(1)	Value is based on $82.97 per share, which was the closing price of Lennar’s Class A common stock on the grant date (February 26, 2021).

(2)	The shares of service-based restricted stock will vest in equal installments on each of February 14, 2022, February 14, 2023, and February 14, 2024.

(3)

If the threshold number of shares of performance-based restricted stock that potentially could be earned were used rather than the target number, the total grant date fair value of the performance-based awards would be $3,239,854 for Mr. Miller, $2,833,923 for Mr. Beckwitt, $2,833,923 for Mr. Jaffe, $500,102 for Ms. Bessette and $437,542 for Mr. McCall. If the maximum number of shares of performance-based restricted stock that potentially could be earned were used rather than the target number, the total grant date fair value of the awards would be $12,959,416 for Mr. Miller, $11,335,693 for Mr. Beckwitt, $11,335,693 for Mr. Jaffe, $2,000,407 for Ms. Bessette and $1,750,169 for Mr. McCall.

The performance-based restricted stock awarded in 2021 was granted at target and will vest, if at all, only to the extent that specific performance goals are met with respect to the four equally-weighted metrics over the three-year performance period. The Compensation Committee has assigned a threshold, target, and maximum performance goal to each of the metrics. If the threshold performance level for a particular metric is not achieved, no amount will be paid for that metric. Payouts for performance between threshold and target goals and between target and maximum goals will be calculated by linear interpolation. If the average weighting of the four performance metrics is below target, then only a portion of the shares granted at target will vest. If the average weighting of the four performance metrics is above target, then the target shares granted will vest and an additional number of shares will be granted to grantee. The performance goals for the four metrics were as follows:

Share Payout	Relative Gross Profit Percentage*	Relative Return on Tangible Capital*	Relative Total Stockholder Return*	Debt/EBITDA Multiple
0%	<25th Percentile	<25th Percentile	<25th Percentile	>1.8
50% (threshold)	25th Percentile	25th Percentile	25th Percentile	1.8
100% (target)	50th Percentile	50th Percentile	50th Percentile	1.25
200% (maximum)	75th Percentile	75th Percentile	75th Percentile	≤1.0

*	Relative metrics are determined by reference to Lennar’s Peer Group.

The Compensation Committee selected these performance metrics because, as discussed below, they are effective long-term measures of performance, they align our executives’ interests with the interests of our stockholders, and they are important internal and external operating metrics.

Gross profit percentage is an industry standard that research analysts and investors use to gauge the strength of businesses like ours because it shows whether costs are being managed effectively. A high gross profit percentage target incentivizes our executives to maximize our sales prices, control sales incentives, and minimize costs of sales, which include the costs of land, labor, materials, and products used in building our homes. A relative gross profit percentage metric indicates whether Lennar is managing costs and sale prices more effectively than our peers.

Return on tangible capital encourages our executives to focus on our returns and the efficient use of our assets and resources, while also driving earnings. A relative return on tangible capital metric indicates whether Lennar is using assets and resources more efficiently than our peers. Return on tangible capital is calculated by dividing the Company’s net operating profit after tax by its tangible capital. Net operating profit after tax is calculated by taking the Company’s net income and adding back any after-tax interest expense and adjusting for tax items or other adjustments to the extent approved by the Compensation Committee. Tangible capital is defined as stockholders’ equity less intangible assets plus homebuilding debt.

Debt/EBITDA multiple encourages our executives to maximize cash flow and reduce our leverage. Debt is calculated as the Company’s consolidated debt balance for the applicable period, divided by the Company’s EBITDA for such period. EBITDA is earnings before interest, taxes, depreciation and amortization.

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Compensation Discussion and Analysis  2018 Performance Shares – Results

Total stockholder return is a measure that captures stock price appreciation plus dividends paid over a defined period, reflecting the total return to stockholders during that time. A relative total stockholder return metric indicates whether an investment in Lennar was better for our stockholders than an investment in our Peer Group would have been.

The threshold performance levels outlined above are designed to be reasonably achievable, yet uncertain under expected market and business conditions at the time of grant. Target performance levels are designed to require significant management effort to achieve, and maximum performance levels are designed to be measurably more difficult to achieve than target performance levels.

In February 2021, the Compensation Committee approved a grant to Mr. Sustana of 14,345 shares of Class A common stock that will vest in equal installments on each of February 14, 2022, February 14, 2023 and February 14, 2024. The stock had a grant date fair value of $1,190,205.

Effect of retirement on equity awards. Our 2016 Equity Plan provides that when an officer or associate retires, all restrictions on all restricted stock granted to that individual will immediately lapse and the restricted stock will no longer be subject to forfeiture. For this purpose, “retirement” is defined as a termination of service (other than for cause) on or after the date the grantee attains age 65 or on or after the date the grantee attains age 60 with 15 consecutive years of service with Lennar (“retirement-eligible”). Of our six NEOs, Messrs. Miller, Beckwitt, Jaffe and Sustana, and Ms. Bessette are retirement-eligible. If any of them were to retire, his or her service-based restricted stock would immediately vest. In addition, when a retirement-eligible executive is granted shares of restricted stock that are subject to service-based vesting, these grants are taxable events subject to withholding. With respect to the 2019, 2020 and 2021 grants of performance shares, if a retirement-eligible executive were to retire, he or she would become vested in the shares of performance-based restricted stock that he or she would have earned if he or she had remained employed for the entire performance period. None of these NEOs has indicated any intention to retire.

2018 Performance Shares – Results

In 2018, Messrs. Miller, Beckwitt and Jaffe were granted target awards of 77,178, 69,078 and 60,757 shares, respectively, of performance-based restricted Class A common stock (“2018 Performance Shares”). The 2018 Performance Shares had a three-year performance period that ended on November 30, 2020. The number of 2018 Performance Shares that each grantee actually earned for the performance period was determined based on the level of achievement of the performance goals set forth in the table below.

Payout	Relative Gross Profit Percentage*	Relative Return on Tangible Capital*	Debt/EBITDA Multiple
0%	<25th Percentile	<25th Percentile		>4.20
50% (threshold)	25th Percentile	25th Percentile		4.2
100% (target)	50th Percentile	50th Percentile		2.6
200% (maximum)	75th Percentile	75th Percentile	≤	2.30

*	Relative metrics are determined by reference to Lennar’s Peer Group.

In February 2021, the Compensation Committee reviewed the achievement of the performance goals over the three-year performance period. Charts detailing the achievement of the performance goals are set forth below.

Relative Gross Profit Percentage(1)
Ticker	Company	2018	2019	2020	Average
PHM	PulteGroup, Inc.	23.2%	23.1%	24.3%	23.5%
DHI	D.R. Horton, Inc.	21.3%	19.9%	21.9%	21.1%
TOL	Toll Brothers, Inc.	20.6%	21.8%	20.2%	20.9%
MTH	Meritage Homes Corporation	18.2%	18.9%	22.0%	19.7%
MDC	M.D.C. Holdings, Inc.	18.3%	18.8%	20.8%	19.3%
NVR	NVR, Inc.	18.7%	19.0%	19.0%	18.9%
KBH	KB Home	17.5%	18.3%	18.9%	18.2%
CCS	Century Communities, Inc.	17.5%	17.7%	18.4%	17.9%
HOV	Hovnanian Enterprises, Inc.	15.2%	14.2%	14.7%	14.7%
BZH	Beazer Homes USA, Inc.	16.8%	9.9%	16.4%	14.4%
LEN	Lennar Corporation	19.6%	20.6%	22.8%	21.0%
Final Percentile Rank					85%
Final Payout					200.0%

LENNAR CORPORATION  2022 PROXY STATEMENT  |  29

Compensation Discussion and Analysis  Other Benefits

Relative Return on Tangible Capital(1)
Ticker	Company	2018	2019	2020	Average
NVR	NVR, Inc.	36.2%	34.2%	25.0%	31.8%
DHI	D.R. Horton, Inc.	15.6%	14.8%	19.0%	16.4%
PHM	PulteGroup, Inc.	15.6%	14.6%	18.0%	16.1%
MTH	Meritage Homes Corporation	9.9%	10.9%	15.7%	12.2%
MDC	M.D.C. Holdings, Inc.	10.6%	10.7%	14.1%	11.8%
CCS	Century Communities, Inc.	8.1%	8.6%	12.6%	9.8%
KBH	KB Home	10.4%	9.4%	9.4%	9.7%
TOL	Toll Brothers, Inc.	10.8%	8.5%	6.7%	8.7%
BZH	Beazer Homes USA, Inc.	5.5%	-0.2%	7.6%	4.3%
HOV	Hovnanian Enterprises, Inc.	NM	NM	NM	NM
LEN	Lennar Corporation	12.1%	10.9%	13.7%	12.2%
Final Percentile Rank					66.8%
Final Payout					167.2%

Debt/EBITDA Multiple(2)
Company	2018	2019	2020	Average
Lennar Corporation	2.64x	2.62x	1.80x	2.35x
Final Payout				183.5%

(1)

Relative metrics are determined by reference to Lennar’s Peer Group: Beazer Homes USA, Inc., Meritage Homes Corporation, M.D.C. Holdings, Inc., Century Communities, Inc., NVR, Inc., D.R. Horton, Inc., PulteGroup, Inc., Hovnanian Enterprises, Inc., Toll Brothers, Inc. and KB Home. Hovnanian Enterprises, Inc.’s negative equity skewed the relative return on tangible capital component of the calculations, and the Compensation Committee determined to rank Hovnanian last in the calculation of relative return on tangible capital.

(2)	Earnings before interest, taxes, depreciation and amortization.

The average weighting of the three performance metrics resulted in a 183.6% payout. As a result, the total number of shares that each of Messrs. Miller, Beckwitt and Jaffe were entitled to receive was 141,698, 126,827 and 111,549 shares, respectively, of Class A common stock. Since Messrs. Miller, Beckwitt and Jaffe had already been issued 77,178, 69,078 and 60,757 shares, respectively, at target, those shares vested, and Messrs. Miller, Beckwitt and Jaffe were issued an additional 64,520, 57,749 and 50,792 shares, respectively, of Class A common stock.

In addition, Messrs. Miller, Beckwitt and Jaffe received accrued dividends on the 141,698, 126,827 and 111,549 shares, respectively, of Class A common stock over the three-year performance period.

Other Benefits

Our NEOs are eligible to receive a match on their 401(k) contributions up to $8,700 for 2021 and $9,150 for 2022, and to participate in our active associate health and welfare benefits plans, which are generally available to all full-time associates. Under our flexible benefits plans, all associates are entitled to medical, vision, dental, life insurance, and long-term disability coverage. We also provide certain of our executive officers with a car allowance.

Change in Control Effects

Our 2016 Equity Plan provides for accelerated vesting of outstanding equity awards if there is a change in control together with certain employment termination events (i.e., a “double trigger”). You can find a summary of potential payments arising from a change in control under the heading “Potential Payments Upon Termination after Change in Control” in the Executive Compensation section.

30  |  LENNAR CORPORATION  2022 PROXY STATEMENT

Compensation Discussion and Analysis  Other Compensation Practices

Other Compensation Practices

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines that set minimum equity ownership requirements for our executive officers. The guidelines are designed to align the interests of our executives with the interests of stockholders and further promote our commitment to sound corporate governance. Under our stock ownership guidelines, an executive is expected to own, by a date not later than five years after being appointed to his or her position as an executive officer, shares of our common stock with a value equal to a multiple (shown below) of the executive’s annual base salary.

Until the required stock ownership level is achieved, an executive is required to retain at least 50% of the restricted shares that become vested, other than shares sold to pay taxes resulting from the vesting. If the required level is not achieved within the five-year compliance period, an executive will be required to retain 100% of the restricted shares that become vested (other than shares sold to pay taxes resulting from the vesting) until the required level is achieved.

As of January 31, 2022, all of our named executive officers had stock ownership levels well above their respective ownership requirements, as shown below.

MULTIPLE OF BASE SALARY AS OF JANUARY 31, 2022(1)

(1)

Stock ownership includes Class A common stock and Class B common stock beneficially owned by the officer, and includes service-based restricted stock. The fair market value of Lennar equity holdings for each participant is based on the average of the stock prices on the last day of each month for the trailing twelve months as of a specified annual date.

Compensation Clawback Policy

Our Board adopted a compensation clawback policy that allows us, under certain circumstances, to recover from associates incentive-based compensation granted under our 2016 Equity Plan, our 2016 Incentive Compensation Plan, and other incentive-based compensation that is approved, awarded, or granted on or after April 11, 2018. The Compensation Committee will, in all cases it deems appropriate, require reimbursement and/or cancellation of any incentive-based compensation when the following factors are present: (a) the award was predicated upon the achievement of specified financial results that were subsequently the subject of a material restatement, (b) in the Compensation Committee’s view, the restatement was the result of fraud, intentional misconduct or significant negligence that was a substantial contributing cause to the need for the material restatement, and (c) a lower award would have been made to the associates based upon the restated financial results.

Hedging and Pledging

Executive officers and directors are not permitted to enter into hedging arrangements with respect to shares of Lennar’s common stock. This prohibition on hedging does not apply to the Company’s other associates. Directors and executive officers may only pledge shares held in excess of each individual’s share ownership requirements as set forth in our stock ownership guidelines.

LENNAR CORPORATION  2022 PROXY STATEMENT  |  31

Compensation Discussion and Analysis  Other Compensation Practices

Non-Solicitation Agreement

In connection with receiving the annual cash bonus, each of our NEOs signs an agreement that, for twelve months following termination of his or her employment with Lennar, the NEO will not offer employment to any of our associates or anybody who had been an associate during the preceding three months, and will not encourage any of our associates to terminate employment with us.

32  |  LENNAR CORPORATION  2022 PROXY STATEMENT

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading

“Compensation Discussion and Analysis” with management and, based on such review and discussions, it has recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement.

Respectfully submitted by the Compensation Committee of the Board,

The Compensation Committee

Amy Banse Steven L. Gerard, Chairperson
Tig Gilliam
Sherrill W. Hudson
Teri P. McClure

LENNAR CORPORATION  2022 PROXY STATEMENT  |  33

Summary Compensation Table

The following table presents certain summary information for the fiscal years ended November 30, 2021, 2020, and 2019, concerning compensation earned for services rendered in all capacities by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Stuart Miller	2021	1,000,000	—	18,921,266	18,921,275	9,535	38,852,076
Executive Chairman	2020	1,000,000	—	12,904,795	11,255,756	9,385	25,169,936
	2019	1,000,000	—	12,131,959	7,737,307	9,252	20,878,518
Rick Beckwitt	2021	800,000	—	16,607,806	16,607,876	29,535	34,045,217
Co-Chief Executive Officer	2020	800,000	—	11,439,861	9,713,872	29,385	21,983,118
and Co-President	2019	800,000	—	10,772,927	6,677,402	29,252	18,279,581
Jonathan M. Jaffe	2021	800,000	—	16,607,806	16,607,876	29,535	34,045,217
Co-Chief Executive Officer	2020	800,000	—	10,042,266	8,480,365	29,385	19,352,016
and Co-President	2019	800,000	—	9,459,992	5,829,478	29,252	16,118,722
Diane Bessette	2021	750,000	750,000	2,000,407	2,025,000	16,735	5,542,142
Vice President, Chief Financial	2020	750,000	500,000	1,749,981	1,500,000	16,585	4,516,566
Officer and Treasurer	2019	750,000	—	1,499,980	1,500,000	16,452	3,766,432
Jeff McCall	2021	750,000	350,000	1,750,169	2,025,000	9,535	4,884,704
Executive Vice President	2020	750,000	500,000	1,499,932	1,500,000	9,385	4,259,317
	2019	750,000	—	1,249,959	1,500,000	9,252	3,509,211
Mark Sustana	2021	465,000	150,000	1,190,205	1,023,000	9,535	2,837,740
Vice President, General Counsel	2020	465,000	—	1,189,941	906,750	9,385	2,571,076
and Secretary	2019	465,000	—	1,189,973	900,000	9,252	2,564,225

(1)

The amounts in this column do not reflect compensation actually received by the named executive officers, nor do they reflect the actual values that will be realized. Instead the amounts reflect the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Update Topic 718, Compensation—Stock Compensation (“ASC Topic 718”). For fiscal 2021, the amounts for Messrs. Miller, Beckwitt, Jaffe and McCall, and Ms. Bessette include the grant date fair value of the February 26, 2021 grant of service-based restricted stock and the grant date fair value of the target number of shares of performance-based restricted stock. The table below shows the total grant date fair values of the total stock awards granted on February 26, 2021 if the threshold number of shares of performance-based restricted stock, or the maximum number of shares of performance-based restricted stock that potentially could be earned were used instead of the target.

Name	Threshold ($)	Target ($)	Maximum ($)
Stuart Miller	9,719,562	12,959,416	19,439,124
Rick Beckwitt	8,501,770	11,335,693	17,003,540
Jonathan M. Jaffe	8,501,770	11,335,693	17,003,540
Diane Bessette	1,500,305	2,000,407	3,000,610
Jeff McCall	1,312,627	1,750,169	2,625,254

34  |  LENNAR CORPORATION  2022 PROXY STATEMENT

Executive Compensation  Grants of Plan-Based Awards

In addition, for fiscal 2021, for Messrs. Miller, Beckwitt and Jaffe, the amounts in this column include a January 12, 2022 grant of Class A common stock with a value of $5,961,850, $5,272,113 and $5,272,113, respectively, which was granted rather than a portion of the cash bonus under the 2021 bonus plan. For additional information on the valuation assumptions regarding the restricted stock awards, refer to Note 1 to our financial statements in our Form 10-K for the year ended November 30, 2021, filed with the SEC.

(2)

The amounts reported in this column reflect cash incentive compensation earned under our incentive compensation program on the basis of performance in fiscal 2021, 2020, and 2019. We make payments under this program in the first quarter of the fiscal year following the fiscal year in which they are earned.

(3)	All other compensation consists of the following:

Name	Year	Car Allowance / Lease Payments ($)	401(k) Match ($)	Term Life Insurance ($)	Long-Term Disability Insurance ($)	Total All Other Compensation ($)
Stuart Miller	2021	—	8,700	574	261	9,535
Rick Beckwitt	2021	20,000	8,700	574	261	29,535
Jonathan M. Jaffe	2021	20,000	8,700	574	261	29,535
Diane Bessette	2021	7,200	8,700	574	261	16,735
Jeff McCall	2021	—	8,700	574	261	9,535
Mark Sustana	2021	—	8,700	574	261	9,535

Grants of Plan-Based Awards

The following table provides information about cash (non-equity) and equity incentive compensation awarded to our named executive officers with regard to fiscal 2021. The cash awards were granted under Lennar’s 2016 Incentive Compensation Plan and the equity awards were granted under Lennar’s 2016 Equity Plan.

			Estimated possible payouts under non-equity incentive plan awards				Estimated future payouts under equity incentive plan awards(5) (6)			All other stock awards: number of shares of stock (#)(5)		Grant date fair value of stock awards ($)
Name	Type of award	Grant date	Target ($)		Maximum ($)		Threshold (#)	Target (#)	Maximum (#)

Stuart Miller	AIC	—	18,921,275	(1)	—		—	—	—	—		—

	PS/RS	2/26/21	—		—		39,049	78,097	156,194	78,097	(7)	12,959,416	(9)
	VS	1/12/22	—		—		—	—	—	55,233	(8)	5,961,850

Rick Beckwitt	AIC	—	16,607,876	(1)	—		—	—	—	—		—

	PS/RS	2/26/21	—		—		34,156	68,312	136,624	68,312	(7)	11,335,693	(9)
	VS	1/12/22	—		—		—	—	—	48,843	(8)	3,272,113

Jonathan M. Jaffe	AIC	—	16,607,876	(1)	—		—	—	—	—		—

	PS/RS	2/26/21	—		—		34,156	68,312	136,624	68,312	(7)	11,335,693	(9)
	VS	1/12/22	—		—		—	—	—	48,843	(8)	5,272,113

Diane Bessette	AIC	—	1,350,000	(2)	2,025,000	(2)	—	—	—	—		—
	PS/RS	2/26/21	—		—		6,028	12,055	24,110	12,055	(7)	2,000,407	(9)

Jeff McCall	AIC	—	2,025,000	(3)	—		—	—	—	—		—
	PS/RS	2/26/21	—		—		5,274	10,547	21,094	10,547	(7)	1,750,169	(9)

Mark Sustana	AIC	—	465,000	(4)	1,023,000	(4)	—	—	—	—		—
	RS	2/26/21	—		—		—	—	—	14,345	(7)	1,190,205

AIC -	Annual Cash Incentive Compensation

PS -	Performance-Based Restricted Shares, shares of restricted stock earned, if at all, based on achievement of performance goals over a three-year performance period

RS -	Service-Based Restricted Shares, shares of restricted stock that vest in equal annual installments over three years

VS -	Shares are fully vested but subject to a one-year holding period from the date of issuance.

(1)

Amounts in the Target column reflect the amounts of annual cash incentive compensation actually paid. Pursuant to the terms of their award agreements, Messrs. Miller, Beckwitt, and Jaffe could receive 0.58%, 0.51% and 0.51%, respectively, of Lennar’s fiscal 2021 Pretax Income after a 7.3% capital charge on tangible capital. Based on our fiscal 2021 Pretax Income, and after taking into account the capital charge, Messrs. Miller, Beckwitt, and Jaffe would have been entitled to cash bonus payments of $24,883,125, $21,879,990 and $21,879,990, respectively. However, the Compensation Committee determined to pay a portion of the earned cash bonus payment in stock rather than cash in order to increase the percentage of their total direct compensation that is equity based. Messrs. Miller, Beckwitt and Jaffe each received $5,961,850, $5,272,113 and $5,272,113, respectively, of their earned cash bonus payment in 55,233, 48,843, and 48,843 shares of Class A common stock, respectively. As a result, Messrs. Miller, Beckwitt and Jaffe received reduced cash bonus payments of $18,921,275, $16,607,876 and $16,607,876, respectively. For further discussion, please see the “Compensation Discussion and Analysis” section of this proxy statement. These cash bonus amounts, which were paid in the first quarter of fiscal 2021, are also reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. There was no threshold and no maximum.

LENNAR CORPORATION  2022 PROXY STATEMENT  |  35

Executive Compensation  Grants of Plan-Based Awards

(2)

Ms. Bessette had the opportunity to earn a target award of up to 180% of base salary based on specified performance criteria, and to receive an additional cash bonus of up to 50% of the target award based on our achievement of outperformance goals. The amount paid to Ms. Bessette with regard to fiscal 2021 was $2,025,000 and is reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. There was no threshold. Ms. Bessette also received a cash bonus of $750,000 that is not reflected in the table because it was not awarded under an incentive plan.

(3)

Mr. McCall had the opportunity to earn a target award of up to 270% of base salary based on specified performance criteria. The amount paid to Mr. McCall with regard to fiscal 2021 was $2,025,000 and is reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. There was no threshold or maximum. Mr. McCall also received a cash bonus of $350,000 that is not reflected in the table because it was not awarded under an incentive plan.

(4)

Mr. Sustana had the opportunity to earn a target award of up to 100% of base salary based on specified performance criteria, and to receive an additional cash bonus of up to 120% of the target award based on our achievement of outperformance goals. The amount paid to Mr. Sustana with regard to fiscal 2021 was $1,023,000 and is reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. There was no threshold. Mr. Sustana also received a cash bonus of $150,000 that is not reflected in the table because it was not awarded under an incentive plan.

(5)

Until the performance conditions have been met with respect to the performance shares, dividends on the performance shares are accrued but not paid. Performance shares may still be voted during the performance period. If the performance conditions are met, the named executive officer is paid the accrued dividends. If the performance conditions are not met and the shares are forfeited, the accrued dividends also are forfeited. For restricted stock without performance conditions, the named executive officer is entitled to the dividends on, and can vote, unvested shares.

(6)

The performance-based restricted stock will vest, if at all, only to the extent Lennar meets specific performance goals with respect to relative gross profit percentage, relative return on tangible capital, relative total stockholder return, and debt/EBITDA multiple over a three-year performance period. For each performance goal, there is a threshold, target, and maximum performance level.

(7)

The shares of restricted stock granted to the named executive officer will vest in three equal annual installments on each of February 14, 2022, February 14, 2023, and February 14, 2024. The 78,097 shares granted to Mr. Miller, the 68,312 shares granted to Mr. Beckwitt, the 68,312 shares granted to Mr. Jaffe, the 12,055 shares granted to Ms. Bessette and the 14,345 shares granted to Mr. Sustana include 30,732, 26,881, 33,870, 4,744 and 5,645 shares of Class A common stock, respectively, that were surrendered to satisfy a withholding obligation due to the grant of the restricted stock. For a discussion of our equity plans’ retirement provisions and related withholding obligations, see “Compensation Discussion and Analysis—Equity-Based Compensation.”

(8)

The shares of stock granted to the named executive officer were granted under the 2016 Equity Incentive Plan rather than of a portion of the cash incentive bonus earned under the 2021 cash bonus plan. The shares are fully vested but subject to a one-year holding period from the date of issuance. See the ‘‘Compensation Discussion and Analysis-Annual Cash Incentive Compensation’’ for a description of the performance goals.

(9)

For fiscal 2021, the amounts for Messrs. Miller, Beckwitt, Jaffe and McCall, and Ms. Bessette include the grant date fair value of the February 26, 2021 grant of service-based restricted stock and the grant date fair value of the target number of shares of performance-based restricted stock. The table below shows the total grant date fair values of the awards granted on February 26, 2021 if the threshold or maximum number of shares of performance-based restricted stock that potentially could be earned were used instead.

Name	Threshold ($)	Target ($)	Maximum ($)
Stuart Miller	9,719,562	12,959,416	19,439,124
Rick Beckwitt	8,501,770	11,335,693	17,003,540
Jonathan M. Jaffe	8,501,770	11,335,693	17,003,540
Diane Bessette	1,500,305	2,000,407	3,000,610
Jeff McCall	1,312,627	1,750,169	2,625,254

36  |  LENNAR CORPORATION  2022 PROXY STATEMENT

Executive Compensation  Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning the outstanding equity awards of Class A common stock held by each named executive officer at our fiscal year ended November 30, 2021. Each grant of an equity award is shown separately for each named executive officer.

Name	Stock Award Grant Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(2)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)

Stuart Miller	6/25/2019	25,432	(3)	2,671,632	251,596	(8)	26,430,160
	2/28/2020	43,237	(4)	4,542,047	213,868		22,466,833
	2/26/2021	47,365	(5)	4,975,693	156,194		16,408,180
		116,034		12,189,372	621,658		65,305,173

Rick Beckwitt	6/25/2019	22,583	(3)	2,372,344	223,412	(8)	23,469,431
	2/28/2020	38,328	(4)	4,026,356	189,590		19,916,430
	2/26/2021	41,431	(5)	4,352,327	136,624		14,352,351
		102,342		10,751,027	549,626		57,738,211

Jonathan M. Jaffe	6/25/2019	16,486	(3)	1,731,854	196,184	(8)	20,609,129
	2/28/2020	27,971	(4)	2,938,354	166,428		17,483,261
	2/26/2021	34,442	(5)	3,618,132	136,624		14,352,351
		78,899		8,288,340	499,236		52,444,742

Diane Bessette	6/25/2019	6,289	(6)	660,659	—		—
	2/28/2020	5,863	(4)	615,908	29,002		3,046,660
	2/26/2021	7,311	(5)	768,021	24,110		2,532,756
		19,463		2,044,588	53,112		5,579,416

Jeff McCall	6/25/2019	8,641	(6)	907,737	—		—
	2/28/2020	8,286	(4)	870,444	24,858		2,611,333
	2/26/2021	10,547	(5)	1,107,962	21,094		2,215,925
		27,474		2,886,144	45,952		4,827,258

Mark Sustana	6/25/2019	4,989	(6)	524,094	—		—
	6/25/2020	8,051	(7)	845,758	—		—
	2/26/2021	8,700	(5)	913,935	—		—
		21,740		2,283,787	—		—

(1)	Based on stock price of $105.05 for the Class A common stock, which was the closing price of the stock on November 30, 2021.

(2)

These shares are subject to performance-based vesting conditions measured over a three-year performance period and vest on the date on which the Compensation Committee certifies the achievement of the relevant performance goals following the completion of the applicable three-year performance period. For the performance-based shares granted on June 25, 2019 (the “2019 Grant”), the three-year performance period commenced on December 1, 2018 and ended on November 30, 2021. For the performance-based shares granted on February 28, 2020 (the “2020 Grant”), the three-year performance period commenced on December 1, 2019 and ends on November 30, 2022. For the performance-based shares granted on February 26, 2021 (the “2021 Grant”), the three-year performance period commenced on December 1, 2020 and ends on November 30, 2023. The performance shares were granted at target and appear in the table based on achieving maximum performance goals.

(3)

The restricted stock vested on February 14, 2022. Mr. Miller’s, Mr. Beckwitt’s and Mr. Jaffe’s 25,432, 22,583 and 16,486 shares of Class A common stock, respectively, do not include the 16,501, 14,653 and 16,212 shares of Class A common stock, respectively, that were surrendered to satisfy withholding obligations. For a discussion of our equity plans’ retirement provisions and related withholding obligations, see “Compensation Discussion and Analysis—Equity-Based Compensation.”

(4)

The restricted stock will vest in two equal installments on February 14, 2022, and February 14, 2023. Mr. Miller’s, Mr. Beckwitt’s, Mr. Jaffe’s and Ms. Bessette’s 43,237, 38,328, 27,971 and 5,863 shares of Class A common stock, respectively, do not include the 28,053, 24,869, 27,506 and 3,805 shares of Class A common stock, respectively, that were surrendered to satisfy a withholding obligation due to the grant of the restricted stock.

(5)

The restricted stock will vest in three equal installments on February 14, 2022, February 14, 2023, and February 14, 2024. Miller’s, Mr. Beckwitt’s, Mr. Jaffe’s, Ms. Bessette’s and Mr. Sustana’s 47,365, 41,431, 34,442, 7,311 and 8,700 shares of Class A common stock, respectively, do not include the 30,732, 26,881, 33,870, 4,744 and 5,645 shares of Class A common stock, respectively, that were surrendered to satisfy withholding obligations.

(6)

The restricted stock will vest on July 2, 2022. Ms. Bessette’s and Mr. Sustana’s 6,289 and 4,989 shares of Class A common stock, respectively, do not include the 4,081 and 3,237 shares of Class A common stock that were surrendered to satisfy withholding obligations.

(7)

The restricted stock will vest in two equal installments on July 2, 2022, and July 2, 2023. Mr. Sustana’s 8,051 shares of Class A common stock do not include the 5,224 shares of Class A common stock that were surrendered to satisfy withholding obligations.

LENNAR CORPORATION  2022 PROXY STATEMENT  |  37

Executive Compensation  Option Exercises and Stock Vested

(8)

For the 2019 Grant, the three-year performance period ended on November 30, 2021, but those awards remained outstanding and unvested as of November 30, 2021 because the peer group performance information necessary to determine the Company’s relative performance with respect to certain metrics are not fully available until February 2022, and then the shares earned need to be certified by the Compensation Committee. The Compensation Committee is expected to certify the performance results and vesting on February 28, 2022.

Option Exercises and Stock Vested

The following table provides information concerning the vesting of restricted Class A common stock and the value realized on such vesting on an aggregated basis during the fiscal year ended November 30, 2021, for each of the named executive officers.

	Stock Awards
Name	Number of Class A Shares Vesting (#)(1)	Value Realized on Vesting ($)(2)
Stuart Miller	245,002	21,320,567
Rick Beckwitt	218,686	19,027,142
Jonathan M. Jaffe	192,237	16,725,316
Diane Bessette	21,660	2,153,529
Jeff McCall	17,628	1,750,803
Mark Sustana	21,255	2,155,044

(1)

Of these amounts, shares of Class A common stock were withheld to cover tax withholding obligations as follows: Mr. Miller, 96,410 shares; Mr. Beckwitt, 86,054 shares; Mr. Jaffe, 95,312 shares; Ms. Bessette, 8,524 shares; Mr. McCall, 7,810 shares; and Mr. Sustana, 8,240 shares. With respect to Mr. Miller, Mr. Beckwitt, Mr. Jaffe, Ms. Bessette and Mr. Sustana, Lennar withheld the shares when he or she became retirement-eligible under our 2016 Equity Plan, or if later, when they were granted to him or her. For a discussion of our 2016 Equity Plan’s retirement provisions and related withholding obligations, see “Compensation Discussion and Analysis—Equity-Based Compensation.”

(2)

Calculated based on the closing price of Class A common stock on the applicable vesting dates: February 12, 2021: $92.58 (the trading date two days prior to the vesting date, since February 14, 2021 was not a business day), February 26, 2021: $82.97 and July 2, 2021: $101.39.

Potential Payments upon Termination after Change in Control

Our named executive officers do not have employment agreements. Consequently, the only potential payments and benefits they would receive upon a change in control would be the accelerated vesting of their restricted stock. Pursuant to the 2016 Equity Plan, unvested restricted stock will vest if there is a Change in Control (as defined in the 2016 Equity Plan) and, within twenty-four months after the Change in Control, (i) Lennar terminates the employment of the executive without Cause, or (ii) the executive terminates employment with Lennar for Good Reason (as such capitalized terms are defined below). The value of accelerated vesting if a hypothetical Change in Control and qualifying termination had occurred on November 30, 2021, is set forth in the table below:

Name	Value of Acceleration as of November 30, 2021 ($)(1)
Stuart Miller	44,841,958(2)(3)
Rick Beckwitt	39,620,133(2)(3)
Jonathan M. Jaffe	34,510,711(2)(3)
Diane Bessette	4,834,296(2)(3)
Jeff McCall	5,299,773(3)
Mark Sustana	2,283,787(2)

(1)

The value of the accelerated restricted stock is the product of the closing price of Lennar’s Class A common stock on November 30, 2021 ($105.05) and the number of shares of unvested Class A restricted stock as of November 30, 2021.

(2)

With respect to Mr. Miller, Mr. Beckwitt, Mr. Jaffe, Ms. Bessette and Mr. Sustana, the amount does not include the value of shares that were surrendered to satisfy a withholding obligation due to the grant of the restricted stock. For a discussion of our equity plans’ retirement provisions and related withholding obligations, see “Compensation Discussion and Analysis—Equity-Based Compensation.”

(3)

Includes 310,829, 274,813, 249,618, 26,556 and 22,976 shares of Class A common stock that were granted to Mr. Miller, Mr. Beckwitt, Mr. Jaffe, Ms. Bessette and Mr. McCall, respectively, at target and are subject to performance-based vesting conditions.

38  |  LENNAR CORPORATION  2022 PROXY STATEMENT

Executive Compensation  Potential Payments upon Termination after Change in Control

The definitions of “Change in Control,” “Cause” and “Good Reason” pursuant to the 2016 Equity Plan are below.

“Change in Control” means (i) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets to any person or group of related persons (as that term is defined for purposes of Section 13(d) of the Exchange Act), other than a transaction with a majority-owned subsidiary of ours or a transaction in which the common stock that is outstanding immediately before the transaction constitutes, or entitles the holders to receive, a majority of the shares of the purchaser that are outstanding immediately after the transaction; (ii) the approval by the holders of our capital stock of any plan or proposal for the liquidation or dissolution of Lennar; (iii) the acquisition by any person or group (other than one or more of the wife, or lineal descendants of the late Leonard Miller, or trusts or entities of which they own a majority of the beneficial interests) of beneficial ownership (determined as provided in the rules under Section 13 of the Exchange Act) of more than 50% in voting power of the outstanding common stock; or (iv) a majority of the members of the Board being persons who were not Directors on the effective date of the 2016 Equity Plan and whose election, or nomination for election, was not approved by a vote of at least a majority of the members of the Board of Directors who either were members of the Board on the effective date of the plan or whose election, or nomination for election, to the Board was approved by such a majority.

“Cause” means, unless otherwise provided in the participant’s award agreement, the participant’s: (i) engaging in willful or gross misconduct or willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of Lennar or its subsidiaries or its affiliates; (iii) commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving Lennar or its subsidiaries, or any affiliate thereof; (iv) fraud, misappropriation or embezzlement; (v) material breach of his or her employment agreement (if any) with Lennar or its subsidiaries or its affiliates; (vi) acts or omissions constituting a material failure to perform substantially and adequately his or her assigned duties; (vii) commission of an illegal act detrimental to Lennar or its subsidiaries or its affiliates; (viii) repeated failure to devote substantially all of his or her business time and efforts to Lennar if required by the terms of an employment agreement; or (ix) violation of any Lennar rule or policy that states that violations may result in termination of employment. If at any time the participant is subject to an effective employment agreement with Lennar, then, in lieu of the foregoing definition, “Cause” will have the meaning with respect to that participant as may be specified in such employment agreement.

“Good Reason” means, with respect to a participant who is an employee of Lennar or one or more of its subsidiaries, (i) a reduction in the participant’s base salary (other than a reduction of not greater than 10% that applies to all executives of a comparable level); (ii) a reduction in the participant’s target cash annual incentive opportunity; (iii) a material reduction in the aggregate value of the participant’s benefits under applicable employee benefit plans, programs and policies; (iv) a material diminution in the participant’s reporting relationship, title or responsibilities; or (v) a requirement by Lennar or its subsidiary to which the participant does not consent that the participant move the principal place of business at or from which the participant works by more than 50 miles, if such relocation results in an increase in the participant’s daily commute by more than 10 miles each way.

LENNAR CORPORATION  2022 PROXY STATEMENT  |  39

Executive Compensation  CEO Pay Ratio

CEO Pay Ratio

As required by SEC rules, we are providing the following information about the ratio of the annual total compensation of each of our Co-CEOs, Rick Beckwitt and Jon Jaffe, to that of our median associate.

To determine the median of the annual total compensation of all our associates (other than our Co-CEOs), we selected November 30, 2021, the last day of our fiscal year, as the determination date for identifying the median associate.

For purposes of identifying the median compensation, we considered the W-2 wages of all full-time, part time, seasonal and temporary associates of Lennar Corporation and its consolidated subsidiaries during the twelve-month period ended November 30, 2021. We analyzed the W-2 wages of all associates, whether employed on a full-time, part-time, or temporary basis as of November 30, 2021. We annualized the wages of permanent full or part-time associates who started after the beginning of the fiscal year. Using this methodology, we determined that the associate who received the median total compensation (excluding our Co-CEOs) was a Homeowners Association Manager. That associate received total compensation of $101,561 for the year ended November 30, 2021, calculated in accordance with the requirements of Item 402(c)(2)(x) of SEC Regulation S-K, which includes base pay, cash bonus, and Lennar’s matching contribution to the associate’s 401(k) plan. This calculation is the same calculation used to determine total compensation for purposes of the 2021 Summary Compensation Table with respect to each of the named executive officers.

Mr. Beckwitt’s annual total compensation as reported in the 2021 Summary Compensation Table was $34,045,217. Accordingly, for 2021, the ratio of Mr. Beckwitt’s compensation to the compensation of the median associate was 335 to 1.

Mr. Jaffe’s annual total compensation as reported in the 2021 Summary Compensation Table was $34,045,217. Accordingly, for 2021, the ratio of Mr. Jaffe’s compensation to the compensation of the median associate was 335 to 1.

Because of the complexity of determining the median of the annual compensation of all our associates, the pay ratio disclosure presented above is an estimate, but we believe that estimate is reasonable. Because the SEC rules for identifying the median associate and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates, and assumptions, the pay ratio we disclose may not be comparable to the pay ratios reported by some other companies.

40  |  LENNAR CORPORATION  2022 PROXY STATEMENT

The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP (“D&T”) to continue to serve as our independent registered public accounting firm for the fiscal year ending November 30, 2022, and the Board has directed that management submit this appointment for ratification by the stockholders at the Annual Meeting. D&T has been Lennar’s independent public accounting firm since 1994.

Neither Lennar’s By-Laws nor any other governing documents or law require stockholder ratification of the selection of Lennar’s independent registered public accounting firm. However, the Board believes that seeking stockholder ratification of this appointment is good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain D&T. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Lennar and its stockholders.

We expect a representative of D&T to attend the Annual Meeting. The representative will have an opportunity to make a statement and also will be available to respond to appropriate questions.

Fees Paid to D&T

The fees billed by D&T, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates for various types of professional services and related expenses during the years ended November 30, 2021, and 2020, were as follows:

	Years ended November 30,
Services Provided	2021	2020
Audit Fees(1)	$4,282,000	$3,118,000
Audit-Related Fees(2)	2,000	63,000
Tax Fees(3)	395,000	451,000
Total	$4,679,000	$3,632,000

(1)

These professional services included fees associated with (i) the audit of our annual financial statements (Form 10-K), (ii) reviews of our quarterly financial statements (Forms 10-Q) and (iii) with respect to the year ended November 30, 2021, carve-out audit work.

(2)

These professional services included fees associated with (i) assistance in understanding and applying financial accounting and reporting standards, (ii) accounting assistance with regard to proposed transactions, and (iii) consents to the registration statements we filed with the SEC.

(3)	These professional services include fees associated with tax planning, tax compliance services, and tax return preparation.

LENNAR CORPORATION  2022 PROXY STATEMENT  |  41

Proposal 3: Ratification of Independent Registered Public Accountants  Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

Pre-Approval Policies and Procedures for Audit and Permitted

Non-Audit Services

The Audit Committee has established policies and procedures requiring that it pre-approve all audit and non-audit services to be provided to Lennar by the independent registered public accounting firm. Under the policy, the Audit Committee pre-approves all services obtained from our independent auditor by category of service, including a review of specific services to be performed and the potential impact of such services on auditor independence. To facilitate the process, the policy delegates authority to one or more of the Audit Committee’s members to pre-approve services. The Audit Committee member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting. Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by D&T during fiscal year 2021.

42  |  LENNAR CORPORATION  2022 PROXY STATEMENT

Management has the primary responsibility for producing Lennar’s financial statements and for implementing the financial reporting process, including Lennar’s system of internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Lennar’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing a report thereon. The Audit Committee’s responsibilities include assisting the Board of Directors in its oversight of Lennar’s financial statements. In fulfilling its responsibilities, the Audit Committee reviewed the audited financial statements for the year ended November 30, 2021, with management, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

During the course of fiscal 2021, management undertook the testing and evaluation of Lennar’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight during the process. In connection with this oversight, the Audit Committee received periodic updates from management and Deloitte & Touche LLP at each Audit Committee meeting. At the conclusion of the process, the Audit Committee reviewed the report of management contained in Lennar’s Annual Report on Form 10-K for the fiscal year ended November 30, 2021, that has been filed with the SEC, as well as Deloitte & Touche LLP’s Reports of Independent Registered Public Accounting Firm included in the Annual Report on Form 10-K related to that firm’s audits of: (i) the consolidated financial statements and schedules thereto, and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee Lennar’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2022.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard No.16, Communication with Audit Committees, and Rule 2-07 of SEC Regulation S-X. The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committee Concerning Independence,” and has discussed with Deloitte & Touche LLP the firm’s independence. The Audit Committee has also considered whether the fact that Deloitte provides audit-related and other non-audit services to Lennar is compatible with maintaining that firm’s independence.

The Audit Committee has evaluated the independent registered public accounting firm’s role in performing an independent audit of Lennar’s financial statements in accordance with the standards of the PCAOB and applicable professional and firm auditing standards, including quality control standards. The Audit Committee has received assurances from the independent registered public accounting firm that the audit was subject to its quality control system for its accounting and auditing practice in the United States. The independent registered public accounting firm has further assured the Audit Committee that its engagement was conducted in compliance with professional standards and that there was appropriate continuity of personnel working on the audit and availability of national office consultation to conduct the relevant portions of the audit.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors and management that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended November 30, 2021, that was filed with the Securities and Exchange Commission. By recommending to the Board of Directors and management that the audited financial statements be so included, the Audit Committee was not opining on the accuracy, completeness, or presentation of the information contained in the audited financial statements.

The Audit Committee

Sherrill W. Hudson, Chairperson

Steven L. Gerard

Tig Gilliam

Armando Olivera

LENNAR CORPORATION  2022 PROXY STATEMENT  |  43

    Proposal 4: Approval of Lennar

    Corporation 2016 Equity Incentive Plan,

    as Amended and Restated

n

Proposal 4: Approval of Lennar Corporation 2016 Equity Incentive Plan, as Amended and Restated

Introduction

At the 2022 Annual Meeting of Stockholders, we will ask the stockholders to approve the amendment and restatement of the 2016 Equity Incentive Plan, or the 2016 Equity Plan (and so amended and restated, the “Amended Equity Plan”), which was approved and adopted by Lennar’s Board of Directors on January 12, 2022.

The primary purposes of the amendment and restatement of the 2016 Equity Plan are to (i) increase the number of shares of our Common Stock authorized for issuance under the 2016 Equity Plan by an additional 10,000,000 shares (subject to adjustment for stock splits, stock dividends and similar events), (ii) extend the term of the 2016 Equity Plan to January 12, 2032 (the 10-year anniversary of the approval of the Amended Equity Plan by the Board) and (iii) remove provisions of the 2016 Equity Plan included to comply with the exception for “performance-based compensation” under Section 162(m) of the Internal Revenue Code, or the Code, which was repealed in December 2017. As of January 12, 2022, there were 5,604,233 shares remaining available for issuance under the 2016 Equity Plan. If the Amended Equity Plan were effective on January 12, 2022, there would be 15,604,233 shares remaining available for issuance (the 5,604,233 shares currently available for issuance and the additional 10,000,000 approved for issuance under the Amended Equity Plan).

The full text of the Amended Equity Plan is attached as Exhibit A to this Proxy Statement.

The Board of Directors seeks stockholder approval of the Amended Equity Plan in order to satisfy certain legal requirements, including requirements of the New York Stock Exchange (“NYSE”), and to make awards under it eligible for beneficial tax treatment. In addition, the Board of Directors regards stockholder approval of the Amended Equity Plan as desirable and consistent with good corporate governance practices.

Description of the 2016 Equity Incentive Plan, as Amended and Restated

Authorized Shares. The shares of our Class A common stock or Class B common stock (together, “Common Stock”) distributed under the Amended Equity Plan may be treasury shares or authorized but unissued shares of our Common Stock. Under the 2016 Equity Plan (as adopted by the Board of Directors on January 13, 2016 and approved by the stockholders of the Company on April 13, 2016), an aggregate of 15,000,000 shares of our Common Stock were available for awards under the 2016 Equity Plan (subject to adjustment as described below), of which approximately 5,604,233 shares remained available as of January 12, 2022. As amended and restated as of January 12, 2022, and effective upon approval by stockholders of the Company, the total number of shares of Common Stock subject to awards granted under the Amended Equity Plan is increased by an additional 10,000,000 shares and, in the aggregate, will be 25,000,000, subject to adjustment as described below. Further, subject to adjustments, Incentive Stock Options (“ISOs”) with respect to an aggregate of no more than 24,000,000 shares may be granted under the Amended Equity Plan.

Share Counting. For the purpose of determining the number of shares that are subject to awards granted under the Amended Equity Plan, phantom shares will be deemed to be the number of shares on which the phantom share payments will be based. Any shares that have been granted as restricted stock but are forfeited, that are the subject of stock options that expire, or upon which phantom shares or other equity-based awards that are forfeited were based, may again be made the subject of awards under the Amended Equity Plan. However, shares subject to such an award may not again be made available for issuance under the Amended Equity Plan if such shares are: (i) shares delivered to or withheld by the Company to pay the exercise price of an option, (ii) shares delivered to or withheld by the Company to pay the withholding taxes related to an award, or (iii) shares repurchased by the Company on the open market with the proceeds of an award paid to the Company by or on behalf of the participant.

Administration. The Amended Equity Plan will be administered by the Compensation Committee (the “Committee”), provided, however, (i) the Board of Directors may at any time take on the powers, authority and duties of the Committee, and (ii) with respect to awards to independent directors, the Board of Directors will have the sole authority to administer the Amended Equity Plan.

44  |  LENNAR CORPORATION  2022 PROXY STATEMENT

Proposal 4: Approval of Amendment and Restatement of the Lennar Corporation 2016 Equity Incentive Plan

The Committee may delegate some or all of its authority with respect to the Amended Equity Plan to another committee of directors or to such other persons as the Committee may deem necessary or advisable, to the extent such delegation is consistent with applicable law and the applicable NYSE rules.

The Committee has broad authority under the Amended Equity Plan with respect to award grants, including the authority to determine the types of awards that will be made to particular persons, the numbers of shares to which awards will relate, the dates when awards will vest in whole or in part and the other terms of awards, including the payments, if any, that participants will have to make to benefit from awards.

Eligibility. Any officer, director or employee of the Company or its subsidiaries, or other person expected to provide significant services to the Company or its subsidiaries, is eligible to be selected as an award recipient. At November 30, 2021, the Company and its subsidiaries employed 10,753 individuals.

No Repricing. In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to any outstanding award under the Amended Equity Plan (by amendment, cancellation, exchange, buyout or other means) that would constitute a repricing of the per share exercise or base price of the award.

Type of Awards. Under the Amended Equity Plan, we will have the right to issue stock options, restricted stock, phantom shares and other awards based on our Common Stock or convertible securities, as described below. All of the awards described below will be subject to the terms and conditions determined by the Committee in its sole discretion, subject to certain limitations provided in the Amended Equity Plan. Each award granted under the Amended Equity Plan will be evidenced by an award agreement that will contain such terms, provisions and conditions not inconsistent with the Amended Equity Plan as shall be determined by the Committee.

Stock Options. A stock option entitles the holder to purchase shares of our Common Stock for a price that is determined when the stock option is granted, which may not be less than 100% of the fair market value of our Common Stock on the date of grant. Stock options may be wholly or partly exercisable when they are granted, or they may become exercisable in whole or in installments at a subsequent date or dates. A stock option may require that the exercise price be paid in cash or may permit it to be paid in whole or in part with shares of our Common Stock (either previously owned shares or shares issuable upon exercise of the stock option) valued at their fair market value on the date the stock option is exercised. The Committee will specify the term of each stock option when it is granted, but the term may not exceed five years. Stock options granted under the Amended Equity Plan to employees may, or may not, be designated as ISOs, which receive special tax treatment under the Code. However, the aggregate exercise price of all ISOs held by a person which first become exercisable in a calendar year may not exceed $100,000.

Restricted Stock. An award of restricted stock consists of shares of Common Stock that are issued to a participant (and of which the participant becomes the owner), but which the participant will be required to return to us (i.e., will be forfeited) if the vesting conditions imposed when the shares are issued are not satisfied. The vesting conditions may be continuing employment for specified periods, the achievement of performance goals or both. Subject to the terms of the award agreement, holders of shares of restricted stock are generally entitled to vote the shares and receive dividends and distributions on the shares; provided, however, that (i) any cash dividends or distributions on performance-based restricted stock will be subject to the same performance-based vesting criteria and paid (if at all) to the participant upon satisfaction of the performance-based vesting criteria applicable to the underlying restricted stock (without regard to any time-based vesting criteria applicable thereto), and (ii) any non-cash dividends or distributions will be subject to the same vesting criteria and transfer restrictions and other restrictions on transferability as the underlying restricted stock. Shares of restricted stock may not be transferred or pledged until they vest, except with the approval of the Committee, and then only if the person to whom they are transferred agrees to abide by the forfeiture provisions.

Phantom Shares. Phantom shares are contractual rights entitling the holder to receive in the future sums equal to the value of specified numbers of shares of Common Stock, or the amount by which the values of specified numbers of shares of Common Stock exceed base values. They are not actual shares. The holder may or may not be entitled to receive sums based upon dividends paid or other distributions made with regard to our Common Stock while the phantom shares are held. The Committee may decide that the sum to which a holder of phantom shares becomes entitled will be paid in cash or wholly or partly with shares of our Common Stock valued at their fair value when they are issued.

Phantom shares may be subject to vesting conditions, which may be continuing employment for at least specified periods, the achievement of performance goals or both. Holders will not be entitled to payments with regard to phantom shares unless and until any applicable vesting conditions have been satisfied.

Other Stock-Based Awards. The Committee may grant other awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares upon satisfaction of certain conditions, the grant of securities convertible into Common Stock, the grant of stock appreciation rights, the grant of Common Stock, the grant of restricted stock units, and the grant of dividend equivalent rights.

Change in Control. Unless the agreements relating to particular awards provide otherwise, if there is a “change in control” (as defined in the Amended Equity Plan) of the Company and, within twenty-four months after the change in control, the Company terminates the employment of the participant without “cause” (as defined in the Amended Equity Plan), or the participant terminates his or her

LENNAR CORPORATION  2022 PROXY STATEMENT  |  45

Proposal 4: Approval of Amendment and Restatement of the Lennar Corporation 2016 Equity Incentive Plan

employment for “good reason” (as defined in the Amended Equity Plan), all stock options will become immediately exercisable, all restrictions relating to restricted stock will terminate, and all phantom shares will vest. Solely to the extent any such stock options, restricted stock, or phantom shares are not honored, assumed or replaced (with substantially equivalent awards) in connection with the change in control, all such awards will become fully vested upon such change in control (in the case of any performance-based awards, assuming target level performance) and cancelled in exchange for an amount in cash, for each share of Common Stock subject thereto, equal to the per-share consideration paid for the Common Stock in connection with such change in control, less, in the case of stock options and other awards subject to exercise, the applicable exercise price or base price (provided, however, that to the extent that the per-share consideration is less than or equal to the applicable exercise price or base price, stock options and other awards subject to exercise will be cancelled for no consideration).

Adjustments. In the event that the Company is involved in a large, special or non-recurring dividend or distribution, recapitalization, stock dividend, reorganization, exchange of shares, business combination, merger, consolidation, or other similar corporate transaction or event affecting the Company’s Common Stock, the Committee may, in its discretion, adjust the aggregate and individual share limitations described above. The Committee may also adjust outstanding awards, in its discretion, upon occurrence of these corporate events in order to preserve the award without enhancing the value of the awards. These adjustments may include changes to the number and kind of shares subject to an award (or other property to be distributed in respect of an award), the exercise price or share price referenced in the award terms, and other terms of the award. The Committee will make such substitutions or adjustments, including as described above, as it deems fair and equitable as a result of the applicable corporate event. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of corporate events or to changes in applicable laws, regulations, or accounting principles.

Transfer Restrictions. Generally, awards under the Amended Equity Plan cannot be assigned or transferred, except by will or the laws of descent and distribution.

Clawback Policy. Awards granted under the Amended Equity Plan shall be subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board of Directors (or a committee or subcommittee thereof), as may be amended from time to time.

Amendment, Termination. The Board of Directors may amend the Amended Equity Plan as it deems advisable, except that no amendment may adversely affect a participant with respect to an award previously granted unless such amendment is required in order to comply with applicable laws. In addition, stockholder approval will be required for any amendment that will (i) materially modify the terms of the Amended Equity Plan or (ii) require stockholder approval as a matter of law or regulation or under the NYSE rules. Unless earlier terminated, the Amended Equity Plan will terminate on January 12, 2032 (the 10-year anniversary of the approval of the Amended Equity Plan by the Board).

New Plan Benefits under the Amended Equity Plan

Because future awards under the Amended Equity Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Further, since any automatic awards to our non-employee directors will depend on the non-employee directors’ continued service and the Board of Director’s discretion to vary the type and terms of those awards in the future, it is not possible to determine the exact number of shares that will be subject to such awards. However, under the policy currently in effect, each person serving as a non-employee director on the date of an annual meeting of stockholders will receive $135,000 in shares of Class A common stock valued at the closing price reported on the New York Stock Exchange on the date of grant. In addition, non-employee director may receive additional grants of shares as described under “Director Compensation” on page 14.

Equity Compensation Plan Information

The following table gives information about our equity compensation plan as of November 30, 2021:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(2)
Equity compensation plans approved by stockholders	162,338	$100.00	5,600,008
Equity compensation plans not approved by security holders	—	—	—
Total	162,338	$100.00	5,600,008

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Proposal 4: Approval of Amendment and Restatement of the Lennar Corporation 2016 Equity Incentive Plan

(1)	Represents Class A common stock that may be issued.

(2)	Both shares of Class A common stock and Class B common stock may be issued.

On February 15, 2022, the last sale prices of our Common Stock reported on the New York Stock Exchange were $91.88 per share with regard to our Class A common stock and $77.01 per share with regard to our Class B common stock.

Certain U.S. Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of stock options, restricted stock, phantom shares and other types of awards under the Amended Equity Plan, based on current law, which is subject to change. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

Stock Options. Recipients will not have taxable income at the time stock options are granted under the Amended Equity Plan. When a stock option (other than an ISO) is exercised, the holder will recognize ordinary income equal to the amount by which the fair market value of the Common Stock at the time of the exercise exceeds the exercise price of the stock option. The fair market value of the Common Stock when the stock option is exercised will be the basis of that stock while it is held by the person who exercised the stock option. Therefore, when the stock is sold, the amount by which the sale price is greater or less than the fair market value of the shares when the stock option was exercised will be a capital gain or loss, which will be short-term or long-term, depending on how long the stock is held after exercise.

The holder of an ISO will not recognize any taxable income when the ISO is exercised. However, when an ISO is exercised, the amount by which the fair market value (at the time of exercise) of the stock as to which it is exercised exceeds the exercise price is treated as an item of adjustment for alternative minimum tax purposes (unless the stock is disposed of within one year) and may be subject to the alternative minimum tax. The price paid for the Common Stock when the ISO is exercised will be the basis of that stock while it is held by the person who exercised the ISO. If a person who exercises an ISO holds the stock for at least one year after the date of exercise and at least two years after the date of grant, when the shares are sold the difference between the exercise price and the sale price will be treated as a long-term capital gain or loss. If the person does not hold the stock for one year after exercise and two years after the date of grant, the person is treated as having made a “disqualifying disposition,” and the person will be treated as receiving ordinary income at the time of sale equal to the lesser of (i) the amount by which the fair market value of the stock when the stock option was exercised exceeded the exercise price, or (ii) the gain on the sale. In addition, if the sale price exceeds the fair market value of the stock when the stock option is exercised, the difference between the exercise price and the sale price will be capital gain.

Restricted Stock. Unless a recipient of restricted stock makes an “83(b) election” (as discussed below), he or she will not recognize taxable income when we issue restricted stock to the recipient. Instead, when shares of restricted stock vest (i.e., are no longer subject to forfeiture), the recipient will recognize ordinary income equal to the fair market value of the shares at that time (less the amount paid for such shares, if any). The fair market value of the shares when they vest will be the recipient’s tax basis in those shares, and any difference between that fair market value and the amount for which the recipient sells the shares will be a capital gain or loss, which will be long term or short term depending on how long the person holds the shares after they vest.

A recipient of restricted stock may, however, elect under Section 83(b) of the Code to recognize taxable income when he or she receives shares of restricted stock equal to the fair market value of the shares at that time (less the amount paid for such shares, if any). If a recipient makes a valid election under Section 83(b) of the Code, (a) the recipient will not recognize any taxable income when the shares vest, (b) his or her tax basis in the shares will be the fair market value of the shares when they are issued, and (c) when he or she sells the shares, any difference between the fair market value of the shares when they were issued and the amount for which they are sold will be a capital gain or loss, which will be short term or long term depending on how long the person holds the shares after they were issued.

Phantom Shares. A recipient will not be taxed when he or she receives phantom shares, but when the recipient receives payment with regard to phantom shares, he or she will recognize ordinary income equal to the amount of the payment. If the payment is made in vested shares of Common Stock, the amount of the payment will equal the fair market value of the shares.

Other Stock-Based Awards. The tax consequences related to the receipt of other types of stock-based awards under the Amended Equity Plan will depend on the terms of particular awards. In most instances, when a person receives shares that are not subject to substantial risk of forfeiture, the recipient will recognize ordinary income equal to the fair market value of the shares at the time of the receipt (less the amount paid for such shares, if any). On the other hand, if the shares are subject to substantial risk of forfeiture, the recipient will recognize ordinary income equal to the fair market value of the shares at the time when the substantial risk of forfeiture with respect to the shares lapses (less the amount paid for such shares, if any), unless the recipient made an election under Section 83(b) of the Code to recognize taxable income at the time of receipt equal to the fair market value of the shares at such time (less the amount paid for such shares, if any), notwithstanding the risk of subsequent forfeiture.

LENNAR CORPORATION  2022 PROXY STATEMENT  |  47

Proposal 4: Approval of Amendment and Restatement of the Lennar Corporation 2016 Equity Incentive Plan

Deduction. The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the recipient in connection with the exercise of stock options, the vesting of restricted stock (or, if a Section 83(b) election is made, the issuance of restricted stock) or the delivery of Common Stock pursuant to an award of phantom shares, or the exercise of an option or stock appreciation right. The Company will not be entitled to any tax deduction with respect to an ISO if the recipient holds the shares for the ISO holding periods prior to disposition of Common Stock, and is generally not entitled to a tax deduction with respect to any amount that represents compensation in excess of $1 million paid to covered employees under Section 162(m) of the Code. For this purpose, a “covered employee” means our chief executive officer, our chief financial officer, our three other highest compensated employees based on compensation reported to our stockholders, and any individual who was a covered employee for any taxable year beginning on or after January 1, 2017.

Section  409A. Certain awards under the Amended Equity Plan may be considered to be deferred compensation subject to special U.S federal income tax rules (Section 409A of the Code). Failure to satisfy the applicable requirements under these provisions for awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the recipient, including certain penalties. Any awards under the Amended Equity Plan that would be considered to be deferred compensation would be intended to be designed and administered so that such awards will not give rise to any negative tax consequences to the recipient or the Company under these provisions.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” approval of the Lennar Corporation 2016 Equity Incentive Plan, as Amended and Restated.

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We received the following stockholder proposal from John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278. Mr. Chevedden has represented that he will meet SEC Rule 14a-8 requirements, including the requirement that he will continually own the required market value of our stock until after the date of the Annual Meeting. We have copied the text of the proposal (including title, the graphic and stockholder-supplied emphasis) and the stockholder’s supporting statement as it was provided to us by the stockholder. Following the proposal we provide the Board’s recommendation to vote “AGAINST” the proposal.

Proposal 5—Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

It is important to adopt a more reasonable percentage of 10% of shares outstanding to call for a special shareholder meeting. Currently it theoretically takes 51% of our shares outstanding to call for a special shareholder meeting.

This theoretical 50% of shares to call a special shareholder meeting translates into 60% of the shares that vote at the annual meeting. It would be hopeless to expect that the shares that do not have time to vote at the annual meeting would have the time to take the special procedural steps to call for a special shareholder meeting.

A special shareholder meeting can elect a new director. Each of the following Lennar directors received more than 51 million negative votes each at our 2021 annual meeting. This was up to 68-times the negative votes of the other Lennar directors.

Steven Gerard, 76, Chair of the management pay committee

Theron Gilliam

Sherrill Hudson, 78, Audit Committee Chair

Teri McClure

Jeffrey Sonnenfeld, Governance Committee Chair

Plus management pay was rejected by 87 million votes—millions more negative votes than any director.

A reasonable shareholder right to call for a special shareholder meeting can make shareholder engagement meaningful. If management is insincere in its shareholder engagement, a right for shareholders to call for a special meeting in our bylaws can make management think twice about insincerity.

A shareholder right to call for a special shareholder meeting in our bylaws will help ensure that management engages with shareholders in good faith because shareholders will have a viable Plan B by calling for a special shareholder meeting. Our bylaws give no assurance that shareholder engagement will continue.

Please vote yes:

Special Shareholder Meeting Improvement—Proposal 5

LENNAR CORPORATION  2022 PROXY STATEMENT  |  49

Proposal 5: Special Shareholder Meeting Improvement   Board’s Statement in Opposition to Stockholder Proposal

Board’s Statement in Opposition to Stockholder Proposal

Mr. Chevedden’s proposal itself, and his many proposals in prior years, demonstrate that our stockholders have ample opportunity to express themselves at stockholders meetings.

Long term stockholders do not have to call special meetings. They can express themselves at annual meetings and can express themselves between annual meetings through communications with our Investor Relations Department or communications to the Board itself. It is highly unlikely that even if the percentage of our stock required to call a special meeting were reduced to 10%, long term stockholders would incur the expenses of soliciting votes at special meetings rather than making proposals at annual meetings, as Mr. Chevedden has done, which is nearly cost free.

Stockholders who want the ability to call special meetings are often activists who want to use the threat of a special meeting of stockholders to try to force a company to take action focused solely on short-term goals. Legitimate long-term stockholder concerns are not so urgent that they cannot wait until our next annual meeting of stockholders. Accordingly, we do not think it is in the best interests of our stockholders or of our Company to make it possible for someone who accumulates 10% of our shares to put us through the cost and inconvenience of a special meeting of stockholders. Our Board urges you to vote against the Chevedden proposal.

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Security Ownership of Officers and Directors

The following table shows beneficial ownership information as of February 15, 2022, for (1) each of our current directors, (2) each of our “named executive officers” who are listed in the Summary Compensation Table, and (3) all of our current directors and executive officers as a group. As of February 15, 2022, we had 257,306,305 shares of Class A common stock and 36,978,488 shares of Class B common stock outstanding.

	Class A Common Stock		Class B Common Stock
Name	Number of Shares Beneficially Owned(1)	Percent Of Class	Number of Shares Beneficially Owned(2)	Percent Of Class
Amy Banse	2,280	*	0	*
Rick Beckwitt	1,656,376	*	21,848	*
Diane Bessette	247,907	*	7,091	*
Steven L. Gerard	47,722	*	1,584	*
Tig Gilliam	29,335	*	432	*
Sherrill W. Hudson	30,805	*	5,650	*
Jonathan M. Jaffe	620,818	*	25,353	*
Sidney Lapidus	137,464	*	43,347	*
Jeff McCall	131,507	*	2,883	*
Teri McClure	22,060	*	275	*
Stuart Miller(3)	1,658,229	*	21,861,389	59.1%
Armando Olivera	14,422	*	142	*
Jeffrey Sonnenfeld	37,282	*	591	*
Mark Sustana	59,167	*	3,514	*
All current directors and executive officers as a group (15 persons)(4)	4,746,475	1.8%	21,977,637	59.4%

*	Less than 1% of outstanding shares.

The address of each person named in this table is c/o Lennar Corporation, 700 NW 107th Avenue, Miami, Florida 33172. To the best of our knowledge, except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all the shares of common stock shown as beneficially owned by them.

(1)

Includes shares held through a trust or an ESOP, as follows: Mr. Beckwitt, 37,382 shares held in family trusts, of which 31,382 shares Mr. Beckwitt has voting and investment power but no pecuniary interest; Mr. Jaffe, 2,667 shares held in an ESOP, and 173,591 shares held by the Jaffe Family Foundation; Mr. McCall, 84,451 shares held in a family limited liability company; and Mr. Miller, 19,382 shares held in an ESOP. Includes shares pledged as collateral for borrowings as follows: Mr. Jaffe, 30,000 shares; Mr. Miller, 863,229 shares; and Mr. Sustana, 40,327 shares.

(2)

Includes shares held through a trust or an ESOP, as follows: Mr. Beckwitt, 347 shares held in family trusts, of which 227 shares Mr. Beckwitt has voting and investment power but no pecuniary interest; Mr. Jaffe, 334 shares held in an ESOP, and 1,866 shares held by the Jaffe Family Foundation; Mr. McCall, 2,883 shares held in a family limited liability company; and Mr. Miller, 2,428 shares held in an ESOP. Includes shares pledged as collateral for borrowings as follows: Mr. Miller, 121,322 shares; and Mr. Sustana, 3,514 shares.

(3)

Of the shares reflected in the table, Mr. Miller has shared voting and investment power, and no pecuniary interest, with respect to 83,285 shares of Class A common and 105,507 shares of Class B common stock, which are held in a charitable family foundation. In addition, of the shares reflected in the table, Mr. Miller has sole voting and investment power, and no pecuniary interest, with respect to 216,155 shares of Class A common stock and 2,994 shares of Class B common stock, which are held in a charitable foundation. Additionally, of the shares reflected in the table, Mr. Miller has sole voting and investment power with respect to 14,476 shares of Class A common stock and 531,810 shares of Class B common stock held in a charitable fund. Mr. Miller, his brother and his sister are trustees and beneficiaries of trusts that directly or indirectly hold substantial limited partner interests in two partnerships (Mr. Miller, his brother and his sister also directly own minor limited partnership interests in the two partnerships) that together own 21,097,327 of the shares of Class B common stock reflected in this table. Mr. Miller is the sole officer and the sole director of the corporation that owns the general partner interests in the partnerships, and Mr. Miller has sole voting and dispositive power over these shares. Because of that, Mr. Miller is shown as the beneficial owner of the shares held by the partnerships, even though he has only a limited pecuniary interest in those shares.

LENNAR CORPORATION  2022 PROXY STATEMENT  |  51

Security Ownership  Security Ownership of Principal Stockholders

(4)	Includes 51,101 shares of Class A common stock and 3,538 shares of Class B common stock held by one executive officer who is not an NEO.

Each outstanding share of Class A common stock entitles the holder to one vote and each outstanding share of Class B common stock entitles the holder to ten votes. As of February 15, 2022, Mr. Miller had the power to cast 220,272,119 votes (which is 35.1% of the combined votes that could be cast by all the holders of Class A common stock and Class B common stock), and all of our directors and executive officers as a group had the power to cast 224,522,845 votes (which is 35.8% of the combined votes that could be cast by all the holders of Class A common stock and Class B common stock).

Security Ownership of Principal Stockholders

The following table shows stock ownership information as of February 15, 2022, with respect to each of our stockholders who is known by us to be a beneficial owner of more than 5% of either class of our outstanding common stock. To the best of our knowledge, and except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

Name	Title of Class	Amount and Nature of Beneficial Ownership		Percent Of Class(1)
Stuart Miller 700 Northwest 107th Avenue Miami, FL 33172	Class B Common Stock	21,861,389	(2)	59.1%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1435	Class B Common Stock	2,665,074	(3)	7.2%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	Class A Common Stock	28,650,363	(4)	11.1%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	Class A Common Stock	22,712,925	(5)	8.8%
FMR LLC 245 Summer Street Boston, MA 02210	Class A Common Stock	15,644,464	(6)	6.1%
Aristotle Capital Management, LLC 11100 Santa Monica Blvd., Suite 700 Los Angeles, CA 90025	Class A Common Stock	14,776,995	(7)	5.7%

(1)	Percent of Class is determined based on the total issued and outstanding shares of the applicable class on February 15, 2022.

(2)

Of the shares reflected in the table, Mr. Miller has shared voting and investment power, and no pecuniary interest, with respect to 105,507 shares of Class B common stock, which are held in a charitable family foundation. In addition, of the shares reflected in the table, Mr. Miller has sole voting and investment power, and no pecuniary interest, with respect to 2,994 shares of Class B common stock, which are held in a charitable foundation. Additionally, of the shares reflected in the table, Mr. Miller has sole voting and investment power with respect to 531,810 shares of Class B common stock held in a charitable fund. Mr. Miller, his brother and his sister are trustees and beneficiaries of trusts that directly or indirectly hold substantial limited partner interests in two partnerships (Mr. Miller, his brother and his sister also directly own minor limited partnership interests in the two partnerships) that together own 21,097,327 of the shares of Class B common stock reflected in this table. Mr. Miller is the sole officer and the sole director of the corporation that owns the general partner interests in the partnerships, and Mr. Miller has sole voting and dispositive power over these shares. Because of that, Mr. Miller is shown as the beneficial owner of the shares held by the partnerships, even though he has only a limited pecuniary interest in those shares.

(3)

Based on Amendment No. 15 to the stockholder’s Schedule 13D filed on November 2, 2020 (i) The Gabelli Funds, LLC has sole voting and dispositive power with respect to 1,538,181 shares, (ii) GAMCO Asset Management Inc. has sole voting power with respect to 761,568 shares and sole dispositive power with respect to 779,974 shares, (iii) Gabelli & Company Investment Advisers, Inc. has sole voting and dispositive power with respect to 107,431 shares, (iv) GGCP, Inc. has sole voting and dispositive power with respect to 36,000 shares, (v) Associated Capital Group, Inc. has sole voting and dispositive power with respect to 4,228 shares, (vi) MJG Associates, Inc. has sole voting power and sole dispositive power with respect to 195,260 shares and (vi) Mario J. Gabelli, the controlling stockholder, Chief Executive Officer and a director of GGCP Inc. and Chairman and Chief Executive Officer of GBL, has sole voting and dispositive power with respect to 4,000 shares.

(4)

Based on Amendment No. 9 to the stockholder’s Schedule 13G filed on February 10, 2022. The stockholder has shared voting power with respect to 427,359 shares, sole dispositive power with respect to 27,579,511 shares, and shared dispositive power with respect to 1,070,852 shares.

(5)

Based on Amendment No. 13 to the stockholder’s Schedule 13G filed on February 1, 2022. The stockholder has sole voting power with respect to 20,327,769 shares and sole dispositive power with respect to 22,712,925 shares.

(6)

Based on Amendment No. 1 to Schedule 13G filed on February 9, 2022. FMR LLC has sole voting power with respect to 4,382,448 shares, and sole investment power with respect to 15,644,464 shares. Abigail P. Johnson, a Director, the Chairman and the Chief Executive Officer of FMR LLC, has sole investment power with respect to 15,644,464 shares. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the

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Security Ownership  Security Ownership of Principal Stockholders

shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(7)

Based on the stockholder’s Schedule 13G filed on February 14, 2022. The stockholder has sole voting power with respect to 13,187,789 shares and sole dispositive power with respect to 14,776,995 shares.

LENNAR CORPORATION  2022 PROXY STATEMENT  |  53

Why did I receive this proxy statement?

You are receiving this proxy statement because you beneficially own shares of Lennar Class A or Class B common stock (or both) that entitle you to vote at the 2022 Annual Meeting of Stockholders. Our Board of Directors is soliciting proxies to ensure that all of our stockholders can vote at the meeting, even if they cannot attend the meeting.

Who can attend the Annual Meeting?

The Annual Meeting will be held virtually. Only stockholders and our invited guests can attend the virtual Annual Meeting. If you are eligible, you can attend. To attend the meeting at www.virtualshareholdermeeting.com/LEN2022, you must enter the control number on your Notice of Proxy Materials, proxy card or voting instruction form. The virtual meeting room will open at 10:45 a.m. Eastern Time. If you are a beneficial stockholder, you may contact the bank, broker or other institution where you hold your account if you have questions about obtaining your control number.

We encourage you to log in to the website and access the webcast early, beginning approximately 15 minutes before the Annual Meeting start time. If you experience technical difficulties, please contact the technical support telephone number posted on the virtual stockholder meeting log in page.

If I plan to attend the Annual Meeting, should I still vote by proxy?

Yes. Casting your vote in advance does not affect your right to attend the virtual Annual Meeting, or even to vote at the meeting. If you vote in advance and then attend the meeting, you do not need to vote again at the meeting unless you want to change your vote with regard to a matter.

How many votes may I cast?

For each matter presented at the meeting, you are entitled to one vote for each share of our Class A common stock, and ten votes for each share of our Class B common stock, that you owned at the close of business on February 15, 2022, the record date. On the record date, 257,306,305 shares of our Class A common stock and 36,978,488 shares of our Class B common stock were outstanding and are entitled to be voted at the meeting. Holders of our Class A common stock and Class B common stock have different voting rights, but vote together as a single class.

What constitutes a quorum for the Annual Meeting?

We must have a quorum of stockholders present to conduct business at the Annual Meeting. Under our By-laws, a majority in voting power, and not less than one-third in number, of the shares of Class A common stock and Class B common stock entitled to vote, represented in person or by proxy, will constitute a quorum. All shares represented by proxy, even if marked as abstentions, will be included in the calculation of the number of shares considered to be present for quorum purposes. If we do not have a quorum, we will be forced to reconvene the Annual Meeting at a later date.

Am I a stockholder of record or a beneficial owner?

If your shares are registered directly in your name with Lennar’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the “stockholder of record.”

If your shares are held by a brokerage firm, bank, trustee or other agent (known as a “nominee”), you are considered the “beneficial owner” of these shares even though you are not the stockholder of record. As the beneficial owner, you have the right to direct how your shares will be voted. Your nominee will give you instructions for voting by telephone or online or, if you specifically request a copy of printed proxy materials, you may use a proxy card or instruction card provided by your nominee.

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Other Matters

How do I vote?

If you are a stockholder of record, you may vote:

•	online before the meeting;

•	by telephone;

•	by mail, if you received a paper copy of the proxy materials; or

•	online at the meeting.

Detailed instructions for Internet voting are set forth in the Notice Regarding the Availability of Proxy Materials (“Notice of Proxy Materials”), which also contains instructions on how to access our proxy statement and annual report online.

If you are a beneficial owner, you must follow your nominee’s voting procedures.

If your shares are held in our 401(k) plan, your proxy will serve as a voting instruction for the trustee of our 401(k) plan, who will vote your shares as you instruct. If the trustee does not receive your instructions by the prescribed date, the trustee will vote the shares you hold through our 401(k) plan in the same proportion as it votes the shares in our 401(k) plan for which voting instructions are received.

May stockholders ask questions at the meeting?

Yes. Representatives of Lennar will answer stockholders’ questions of general interest at the end of the meeting and questions may also be submitted in advance. You may submit a question in advance of the meeting at www.proxyvote.com after logging in with your control number. Questions may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/LEN2022.

What proposals will be presented and what is the required vote?

At the Annual Meeting you will be asked to vote on five proposals. Your options, and the voting requirements, are set forth below. The Board recommends you vote FOR each nominee in Proposal 1, FOR our executive compensation in Proposal 2, FOR ratification of our selection of independent auditors in Proposal 3, FOR approval of the Amended Equity Plan in Proposal 4 and AGAINST Special Shareholder Meeting Improvement in Proposal 5.

Proposal	Voting options	Vote required to adopt the proposal	Effect of abstentions	Can brokers vote without instructions?	Effect of “broker non-votes”*

1. To elect eleven directors to serve until the 2023 Annual Meeting of Stockholders.	For, against or abstain on each nominee	A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee	No effect	No	No effect

2. To approve, on an advisory basis, the compensation of our named executive officers.	For, against or abstain	A majority of the votes cast with respect to the proposal	No effect	No	No effect

3. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending November 30, 2022.	For, against or abstain	A majority of the votes cast with respect to the proposal	No effect	Yes	Not applicable

4. To approve the Lennar Corporation 2016 Equity Incentive Plan, as Amended and Restated.	For, against or abstain	A majority of the votes cast with respect to the proposal	No effect	No	No effect

5. To vote on a stockholder proposal regarding Special Shareholder Meeting Improvement.	For, against or abstain	A majority of the votes cast with respect to the proposal	No effect	No	No effect

*	See “What if I am a beneficial owner and I do not give my nominee voting instructions?”

We will also consider any other business that may come before the meeting in a manner that is proper under Delaware law and our By-Laws.

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Other Matters

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this proxy statement, we are not aware of any matter that will be presented for action at the Annual Meeting. If any additional matters are presented and you have granted a proxy, the individuals named as proxy holders—Stuart Miller, Diane Bessette, and Mark Sustana, or any of them—will be able to vote your shares in their discretion on those additional matters.

What if I sign and return my proxy without making any selections?

If you sign and return your proxy without making any selections, your shares will be voted “FOR” all of the director nominees, “FOR” proposals 2, 3 and 4, and “AGAINST” proposal 5.

What if I am a beneficial owner and I do not give my nominee voting instructions?

If you are a beneficial owner, your nominee has only limited discretionary authority to vote without your instructions. For Lennar’s forthcoming annual meeting, your nominee would only be able to vote your shares with respect to Proposal 3, the ratification of auditors, without your instruction. A “broker non-vote” occurs when a nominee does not vote a beneficial owner’s shares on a particular item because the nominee does not have discretionary voting authority for that item and did not receive voting instructions. Broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining the presence of a quorum, but are not counted as votes cast with respect to a matter on which the nominee has expressly not voted.

What if I abstain on a proposal?

If you sign and return your proxy or voting instruction marked “abstain” with regard to any proposal, your shares will not be voted on that proposal and will not be counted as votes cast in the final tally of votes with regard to that proposal. However, your shares will be counted for purposes of determining whether a quorum is present.

Can I change my vote after I have delivered my proxy?

You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting. You also may revoke your proxy by delivering a later-dated proxy. If you are a beneficial owner, you must contact your nominee to change your vote or obtain a proxy to vote your shares at the meeting.

Why didn’t I receive a printed proxy statement?

We have elected to furnish proxy materials to most of our stockholders online. We believe using electronic delivery rather than printing and mailing full sets of proxy materials will expedite your receipt of these materials while lowering costs and reducing the environmental impact of the Annual Meeting. We mailed the Notice of Proxy Materials containing instructions on how to access our proxy statement and annual report online on or about March 1, 2022. If you would like to receive printed copies of the proxy materials, the Notice of Proxy Materials explains how to do so.

If you want a printed copy of our fiscal 2021 Form 10-K as filed with the SEC, including the financial statements and schedules included in it, we are happy to provide one. Please send your request to Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172, Attention: Investor Relations. In addition, that report is available, free of charge, through the Investor Relations—Financials section of our website at www.lennar.com.

I live with other Lennar stockholders. Why did we only receive one Notice Regarding the Availability of Proxy Materials?

We have adopted a procedure called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Notice of Proxy Materials unless one or more of these stockholders notifies us that they wish to continue receiving individual copies.

56  |  LENNAR CORPORATION  2022 PROXY STATEMENT

Other Matters

If you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Proxy Materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of future Notices of Proxy Materials for your household, please contact our transfer agent, Computershare Trust Company, N.A. (in writing: P.O. Box 505000 Louisville, KY 40233-5000, or by telephone: in the U.S., (800) 733-5001; outside the U.S., (781) 575-2879).

If you and other stockholders in your home wish to receive separate copies of the Notice of Proxy Materials in the future, please contact Computershare as indicated above.

Beneficial stockholders can request information about householding from their nominees.

Where can I find the voting results of the Annual Meeting?

We will announce the results with respect to each proposal voted upon at the Annual Meeting, and publish final detailed voting results in a Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

Who should I call with questions?

If you have questions about this proxy statement or the Annual Meeting or would like additional copies of this proxy statement or our annual report, please contact: Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172, Attention: Investor Relations, Telephone: (305) 485-2038.

What if I want to present a proposal or nominate a candidate for the Board of Directors for the 2023 Annual Meeting?

Stockholder proposals should be sent to the Office of the General Counsel at Lennar Corporation, 700 Northwest 107th Avenue, Miami, Florida 33172. If you want your proposal considered for inclusion in Lennar’s proxy statement for the 2023 Annual Meeting of Stockholders, we must receive it by November 1, 2022.

Pursuant to our By-Laws, Lennar must receive advance notice of any stockholder proposal, including any stockholder nomination of candidates for election to the Board, to be submitted at the 2023 Annual Meeting of Stockholders that is not presented for inclusion in our proxy statement. We must receive such notice between December 13, 2022, and January 12, 2023. Our By-Laws and our NCG Committee charter set forth the information that is required in a written notice of a stockholder proposal. In addition to satisfying the foregoing advance notice requirements under our By-Laws, to comply with the universal proxy rules under the Exchange Act (which will be in effect for next year’s annual meeting), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 11, 2023.

Where can I find a list of stockholders entitled to vote at the Annual Meeting?

A list of stockholders of record as of the record date will be available for examination by stockholders on the meeting website during the meeting.

Who is paying for this proxy solicitation?

We will pay all expenses relating to this proxy solicitation. Our officers, directors, and associates may solicit proxies by telephone or personal interview without extra compensation for that activity. We will reimburse banks, brokers, and other nominees for reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of our stock and obtaining proxies from those owners.

LENNAR CORPORATION  2022 PROXY STATEMENT  |  57

Exhibit A Lennar Corporation 2016 Equity Incentive Plan

EXHIBIT A

Lennar Corporation

2016 Equity Incentive Plan

(Amended and Restated Effective January 12, 2022)

The purpose of the Lennar Corporation 2016 Equity Incentive Plan is to promote the interests of the Company, its Subsidiaries and its stockholders by providing a means to (i) attract and retain officers, employees and Directors of, and others individuals expected to provide significant services to, the Company and its Subsidiaries; (ii) motivate such individuals by means of equity-based incentives to achieve performance goals; (iii) enable such individuals to participate in the growth and financial success of the Company; (iv) encourage ownership of stock in the Company by such individuals; and (v) align the interests of such individuals with those of the Company and its stockholders. Under the Plan, officers, employees and Directors of, and consultants to, the Company and its Subsidiaries may be granted equity-based incentives in the form of Restricted Stock, Options, Phantom Shares or other equity based awards. The Plan is intended to replace the Company’s 2007 Equity Incentive Plan, as amended, provided that awards outstanding under such plan as of the Effective Date shall remain outstanding in accordance with their terms.

1.	EFFECTIVE DATE AND TERMINATION OF PLAN.

The effective date of the Plan (the “Effective Date”) is January 13, 2016, and the Plan was approved by the stockholders of the Company on April 13, 2016 at the annual meeting of stockholders held on that date. The Plan, as amended and restated to increase the number of shares that may be issued under the Plan, to extend the term of the Plan and to make other clarifying changes (including changes in law) was approved by the Board on January 12, 2022, effective upon approval of the amended and restated Plan by stockholders of the Company not later than the first annual meeting of stockholders held after that date. The Plan shall terminate on, and no Award shall be granted hereunder on or after January 12, 2032 (the 10-year anniversary of the approval of the amended and restated Plan by the Board); provided, however, that the Board may at any time before that date terminate the Plan.

2.	ADMINISTRATION OF PLAN.

2.1    Committee. Except as provided below, the Plan shall be administered by the Committee; provided, however, that (i) the Board may at any time take on the powers, authority and duties of the Committee hereunder, and (ii) the Board shall serve as the Committee in respect of any Awards made to any Non-Employee Director. At any time that a member of the Committee is not a Qualified Member, any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company may be taken either by the Board, a subcommittee of the Committee consisting of two or more Qualified Members or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan.

2.2    Authority of the Committee. Subject to the provisions of the Plan, the Committee shall in its discretion as reflected by the terms of the Award Agreements (i) authorize the granting of Awards to Eligible Persons; and (ii) determine the eligibility of Eligible Persons to receive an Award, as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Eligible Person, the nature and value to the Company of the Eligible Person’s present and potential contribution to the success of the Company whether directly or through its Subsidiaries and such other factors as the Committee may deem relevant.

2.3    Delegation of Authority. Notwithstanding Section 2.2, to the extent permitted by applicable law, and other than with respect to Awards made to individuals covered by Section 16 of the Exchange Act, and Awards issued to any person delegated authority by the Committee pursuant to this Section 2.3, the Committee may delegate all or a part of its authority and duties with respect to Awards under the Plan to such other person or persons (including, without limitation, the Chief Executive Officer and the Chief Human Resources Officer of the Company) as the Committee shall determine in its sole discretion.

2.4    Determinations of the Committee. All decisions, determinations and interpretations by the Committee or the Board regarding the Plan shall be final and binding on all Eligible Persons and Participants. The Committee or the Board, as applicable, shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

LENNAR CORPORATION  2022 PROXY STATEMENT  |  A-1

Exhibit A Lennar Corporation 2016 Equity Incentive Plan

3.	SHARES AND UNITS SUBJECT TO THE PLAN.

3.1    Aggregate Limits. As of the Effective Date, an aggregate of 15,000,000 Shares were available for awards under the Plan (subject to adjustments as provided in Section 12), of which approximately 5,604,233 shares remained available as of January 12, 2022. As amended and restated as of January 12, 2022, and effective upon approval by stockholders of the Company, the total number of Shares subject to Awards granted under the Plan is increased by an additional 10,000,000 Shares and, in the aggregate, shall be 25,000,000, subject to adjustments as provided in Section 12. Subject to adjustments pursuant to Section 12, Incentive Stock Options with respect to an aggregate of no more than 24,000,000 Shares may be granted under the Plan.

3.2    Issuance of Shares; Share Counting. The Shares distributed under the Plan may be treasury Shares or authorized but unissued Shares. For the purpose of determining the number of Shares that are subject to Awards granted under the Plan, Phantom Shares will be deemed to be the number of Shares on which the Phantom Share payments will be based. Any Shares that have been granted as Restricted Stock but are forfeited, that are the subject of Options that expire, or upon which Phantom Shares or other equity-based Awards that are forfeited were based, may again be made the subject of Awards under the Plan. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares delivered to or withheld by the Company to pay the exercise price of an Option, (ii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iii) Shares repurchased by the Company on the open market with the proceeds of an Award paid to the Company by or on behalf of the Participant.

3.3    Award Agreement. Each Award shall be the subject of an Award Agreement that shall contain such terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under Delaware law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan or an Award Agreement.

3.4    Reservation of Shares; No Fractional Shares; Minimum Issue; Certificates. The Company shall at all times reserve a number of Shares sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under the Plan. No fractional shares shall be delivered under the Plan. The Committee may pay cash in lieu of any fractional shares in settlements of awards under the Plan. The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

4.	PROVISIONS APPLICABLE TO STOCK OPTIONS.

4.1    Grant of Option. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Options are to be granted and the number and class of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Options intended to be Incentive Stock Options, or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

4.2    Option Price. The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option. The Option Price with respect to each Option shall not be less than 100% of the Fair Market Value of a Share of the applicable class on the day the Option is granted.

4.3    Period of Option and Vesting.

a.  Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 5th anniversary of the date of grant or shall have such other term as is set forth in the applicable Award Agreement. The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

b.  Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement or herein, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at

A-2  |  LENNAR CORPORATION  2022 PROXY STATEMENT

Exhibit A Lennar Corporation 2016 Equity Incentive Plan

which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such Termination. Upon and after the death of an Optionee, such Optionee’s Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement, may be exercised by the Successors of the Optionee.

4.4    Exercisability Upon and After Termination of Optionee.

a.  Subject to provisions of the Award Agreement, if an Optionee has a Termination of Service other than by the Company or its Subsidiaries for Cause, and other than by reason of death, Retirement or Disability, then any Option that was exercisable on the date of the Termination of Service may be exercised for a 90-day period from the date of the Termination of Service (and no exercise of such Option may occur after the expiration of such period), or if earlier, the expiration of the term of the Option as provided under Section 4.3(a). Subject to provisions of the Award Agreement, any Option which has not yet become exercisable by the date of the Termination of Service shall terminate and cease to be exercisable at the close of business on that date.

b.  Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of death or Disability, the Option will become fully vested and immediately exercisable until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 4.3(a).

c.  Subject to the provisions of the Award Agreement, if an Optionee has a Termination of Service on account of Retirement, then (i) any Option which has not yet become exercisable by the date of the Termination of Service shall become fully vested and immediately exercisable, and (ii) any Option that was exercisable on the date of the Termination of Service may be exercised for a one-year period from the date of the Termination of Service (and no exercise of such Option may occur after the expiration of such period), or, if earlier, the expiration of the term of the Option as provided under Section 4.3(a).

d.  Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Optionee has a Termination of Service by the Company for Cause, then the Optionee’s Options, to the extent then unexercised, shall terminate and cease to be exercisable on the date of the Termination of Service.

4.5    Exercise of Options.

a.  Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.

b.  Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

4.6    Payment.

a.  The aggregate Option Price shall be paid in full upon the exercise of the Option. Subject in all events to the prohibition on loans to directors and executive officers contained in Section 10(e), payment must be made by one of the following methods:

i.  a certified or bank cashier’s check;

ii.  the proceeds of a broker-assisted cashless exercise program established by the Company;

iii.    if approved by the Committee in its discretion, by surrender of Shares of previously owned Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price with regard to the Shares as to which the Option is being exercised;

iv.  if approved by the Committee in its discretion at the written request of the Optionee, by having a portion of the Shares as to which the Option is exercised withheld by the Company, with such withheld Shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price with regard all the Shares as to which the Option is being exercised; or

v.  by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

b.  Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose limitations and prohibitions on the way Options can be exercised as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

LENNAR CORPORATION  2022 PROXY STATEMENT  |  A-3

Exhibit A Lennar Corporation 2016 Equity Incentive Plan

c.  The Company shall pay for any fractional Shares resulting from an Optionee’s exercise in cash based upon the Fair Market Value of a Share on the date of exercise.

4.7    Exercise by Successors. An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

4.8    Nontransferability of Option. Each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of the Optionee’s death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable.

4.9    Certain Incentive Stock Option Provisions.

a.  The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

b.  If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition.

c.  The Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share of the applicable class on the day the Option is granted. In the case of an individual described in Section 422(b)(6) of the Code who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant.

5.	PROVISIONS APPLICABLE TO RESTRICTED STOCK.

5.1    Grant of Restricted Stock.

a.  Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the Award Agreements relating to grants of Restricted Stock: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price (or that there will be no purchase price) for the Restricted Stock granted to an Eligible Person; (iii) determine the period during which the Restricted Stock granted to an Eligible Person will be forfeitable and any other restrictions applicable to that Restricted Stock; and (iv) determine or impose any other conditions that it may deem appropriate, including any requirement of achievement of Performance Goals, upon the grant of Restricted Stock to an Eligible Person.

b.  In connection with the grant of Restricted Stock, whether or not Performance Goals (as provided for under Section 8) apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted (during which time such shares shall be subject to forfeiture), the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 5, the applicable Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

5.2    Certificates.

a.  In the discretion of the Committee, each Grantee may be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. A “book entry” (by computerized or manual entry) shall be made in the records of the Company to evidence an award of Restricted Stock, where no certificate is issued in the name of the Grantee. Each certificate, if any, shall be registered in the name of the Grantee and may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE LENNAR CORPORATION 2016 EQUITY INCENTIVE PLAN RELATING TO RESTRICTED STOCK AND AN AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND LENNAR CORPORATION. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF LENNAR CORPORATION.

A-4  |  LENNAR CORPORATION  2022 PROXY STATEMENT

Exhibit A Lennar Corporation 2016 Equity Incentive Plan

b.  The Committee may require that any stock certificates evidencing Shares of Restricted Stock be held in custody by the Company until the restrictions relating to those Shares shall have lapsed, and may in its discretion require that, as a condition of any Restricted Stock Award, the Grantee shall have delivered a stock power, signed in blank, relating to the stock covered by such Award. If and when such restrictions lapse, the stock certificates and any stock powers relating to them shall be delivered by the Company to the Grantee or his or her designee as provided in Section 5.3.

5.3    Restrictions on Transfer. Subject to the provisions of the Plan and the Award Agreement, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreement and Section 5.4 and 5.5 below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

5.4    Effect of Termination of Service.

a.  Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death, Disability or Retirement during the applicable period of forfeiture, on the date of the Termination of Service all restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee and that Restricted Stock will no longer be subject to forfeiture.

b.  Except as otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service by the Grantee for any reason, other than on account of death, Retirement or Disability, then on the date of the Termination of Service, all Restricted Stock that is still subject to forfeiture shall thereupon, and with no further action, be forfeited by the Grantee.

c.  Except as otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service by the Company or any of its Subsidiaries for any reason (whether or not for Cause) during a period of forfeiture, then on the date of the Termination of Service, all Restricted Stock that is still subject to forfeiture shall thereupon, and with no further action, be forfeited by the Grantee, except to the extent that the Committee, on or before the date of the Termination of Service, determines that, the restrictions on some or all of the Grantee’s shares of Restricted Stock will terminate on the date of the Termination of Service, in which case on that date the restrictions on those shares will terminate and those shares of Restricted Stock will no longer be subject to forfeiture.

5.5    Dividends and Voting Rights. Except as provided in Section 12, or as otherwise provided in the applicable Award Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares and the right to receive any cash dividends or other distributions with respect to the Shares; provided, however, that (i) any cash dividends or distributions on performance-based Restricted Stock shall be subject to the same performance-based vesting criteria and paid (if at all) to the Grantee upon satisfaction of the performance-based vesting criteria applicable to the underlying Restricted Stock with respect to which they were paid or distributed (without regard to any time-based vesting criteria applicable thereto), and (ii) any non-cash dividends or distributions shall be subject to the same vesting criteria and transfer restrictions as the underlying Restricted Stock with respect to which they were paid or distributed.

5.6    Vesting of Restricted Stock. Upon the vesting of a Share of Restricted Stock pursuant to the terms hereof, the vesting restrictions shall cease to apply to such Share. Reasonably promptly after a Share of a Restricted Stock vests pursuant to the terms hereof and the applicable Award Agreement, the Company shall cause to be issued and delivered to the Grantee, either (i) a certificate evidencing such Shares or (ii) an electronic issuance evidencing such Shares.

6.	PROVISIONS APPLICABLE TO PHANTOM SHARES.

6.1    Grant of Phantom Shares.

a.  Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Phantom Shares (including Phantom Shares designated as Deferred Shares as provided herein) to Eligible Persons and (ii) determine or impose any conditions to the grant of Phantom Shares that it may deem appropriate.

b.  The Phantom Share Value payable on settlement of Phantom Shares may be either the Fair Market Value of a specified number of shares of Common Stock of either class, or the amount by which the Fair Market Value of a specified number of shares of Common Stock of either class exceeds a base amount.

6.2    Term. The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

LENNAR CORPORATION  2022 PROXY STATEMENT  |  A-5

Exhibit A Lennar Corporation 2016 Equity Incentive Plan

6.3    Vesting.

a.  Subject to Section 6.3(b), Phantom Shares shall vest as provided in the applicable Award Agreement.

b.  Unless otherwise determined by the Committee at the time of grant, the Phantom Shares granted pursuant to the Plan shall be subject to the following vesting conditions:

i.  Subject to the provisions of the Award Agreement, in the event the Grantee has a Termination of Service on account of death, Disability or Retirement, on the date of the Termination of Service, all outstanding Phantom Shares granted to such Grantee shall become immediately vested.

ii.  Subject to the provisions of the Award Agreement, in the event that a Grantee has a Termination of Service by the Grantee other than on account of death, Retirement or Disability, on the date of the Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of that date shall thereupon, and with no further action, be forfeited and cease to be outstanding and no payments shall be made with respect to such forfeited Phantom Shares, except to the extent that the Committee, on or before the date of the Termination of Service, determines that some or all of the Grantee’s Phantom Shares shall become vested on the date of the Termination of Service, in which case on that date those Phantom Shares shall become immediately vested.

6.4    Settlement of Phantom Shares.

a.  Unless otherwise determined by the Committee at the time of grant, each vested and outstanding Phantom Share shall be settled in cash at the applicable Phantom Share Value. Phantom Shares that are to be settled in Shares shall be referred to as “Deferred Shares” and shall otherwise be subject to the terms of this Section 6.

b.  Unless otherwise provided in the applicable Award Agreement, the Phantom Share Value with regard to Phantom Shares will be determined as of the Settlement Date with regard to those Phantom Shares and, unless otherwise determined by the Committee when the Phantom Shares are granted, will be paid in a single sum as promptly as practicable after the Settlement Date.

c.  (i) Unless otherwise provided in the applicable Award Agreement, the “Settlement Date” with respect to a Phantom Share is the first day of the month to follow the date on which the Phantom Share vests; provided that a Grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to the first day of the month to follow the Grantee’s Termination of Service, or such other time as may be permitted by the Committee. Unless otherwise determined by the Committee, any election under this Section 6.4(c) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) not be effective until at least one year after the date on which it is made, (B) in the case of any election related to payments to commence at a specific time or pursuant to a fixed schedule, be made at least one year before the date on which the first payment is scheduled to be made and (C) defer the commencement of the related payment(s) for at least five years from the date such payment(s) would otherwise have been paid. (ii) Notwithstanding the foregoing, if a Grantee dies before the specified Settlement Date, the Settlement Date will be the date of the Grantee’s death.

d.  Notwithstanding any other provision of the Plan, the Committee may permit a Grantee to receive amounts that are due to be paid in installments as provided in Section 6.4(b) or were deferred by the Grantee as provided in Section 6.4(c) before they are due to be received in the event of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency,” as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or a “dependent,” as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

i.  through reimbursement or compensation by insurance or otherwise, by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or (ii) by future cessation of the making of additional deferrals under Section 6.4(b) or (c).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

6.5    Other Phantom Share Provisions.

a.  Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

A-6  |  LENNAR CORPORATION  2022 PROXY STATEMENT

Exhibit A Lennar Corporation 2016 Equity Incentive Plan

b.  A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 6.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

c.  The Committee may establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by foregoing provisions of this Section 6. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

d.  Notwithstanding any other provision of this Section 6, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

e.  No Phantom Share, or Deferred Share until the time of distribution, shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with an award of dividend equivalent rights, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or other similar rights with respect to any Phantom Share or Deferred Share until the time of distribution.

7.

OTHER STOCK-BASED AWARDS. The Committee shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock, the grant of stock appreciation rights, the grant of Common Stock, the grant of restricted stock units, and the grant of dividend equivalent rights.

8.	[RESERVED.]

9.	TAX WITHHOLDING.

9.1    In General. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or (iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

9.2    Share Withholding.

a.  Upon exercise of an Option, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for withholding taxes. In the event that the Optionee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes (but in no event in excess of the statutory minimum withholding requirement to the extent necessary to avoid adverse accounting treatment). Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

b.  Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of vesting sufficient to satisfy the applicable withholding taxes (but in no event in excess of the statutory minimum withholding requirement to the extent necessary to avoid adverse accounting treatment).

c.  Upon the making of a distribution in respect of Phantom Shares, the Grantee may, if approved by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for such withholding taxes. In the event that the Grantee makes, and the Committee permits, such an election, any

LENNAR CORPORATION  2022 PROXY STATEMENT  |  A-7

Exhibit A Lennar Corporation 2016 Equity Incentive Plan

Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable withholding taxes (but in no event in excess of the statutory minimum withholding requirement to the extent necessary to avoid adverse accounting treatment).

9.3    Withholding Required. Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation hereunder to deliver Shares to the Participant and to any release of restrictions that may otherwise be provided hereunder; and the applicable Option, Restricted Stock, or Phantom Shares shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event) or (iii) distributions in respect of any Phantom Share.

10.	REGULATIONS AND APPROVALS.

a.  The obligation of the Company to deliver Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

b.  The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

c.  Each grant of Options, Restricted Stock or Phantom Shares (or issuance of Shares in respect thereof), or other Award under Section 7 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, other Awards or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

d.  In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

e.  Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act (generally, prohibiting loans by the Company to directors or executive officers).

11.	INTERPRETATION AND AMENDMENTS; OTHER RULES.

a.    The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock) shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee shall be final and binding upon all persons. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter.

b.    The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendment is required in order to comply with applicable laws; provided, however, that the Plan may not be amended without stockholder approval in any case in which amendment in the absence of stockholder approval would cause the Plan to fail to comply with any applicable legal requirement or rule of a securities exchange or similar organization.

A-8  |  LENNAR CORPORATION  2022 PROXY STATEMENT

Exhibit A Lennar Corporation 2016 Equity Incentive Plan

12.	CHANGES IN CAPITAL STRUCTURE.

a.    If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends not exceeding in any fiscal year the per share amount that is 5% of the Fair Market Value of a share of Class A Common Stock on the first day of that fiscal year shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards (an event described in clause (i), (ii) or (iii) being a “Corporate Event”), then:

(x)    the maximum aggregate number and kind of Shares available under Section 3 and subject to outstanding Awards shall be appropriately adjusted by the Committee in its discretion; and

(y)    the Committee shall take any such action as in its discretion shall be necessary so that the rights after the Corporate Event of each holder of Options, each holder of Phantom Shares, and each holder of other Awards under Section 7 that will be affected by the Corporate Event, will be substantially proportionate to the rights with regard to those Options, Phantom Shares or other Awards prior to such Corporate Event, including, without limitation, adjustments in (A) the number of Options and Phantom Shares (and other Awards under Section 7) granted, (B) the number and kind of shares or other property to be distributed in respect of Options and Phantom Shares (and other Awards under Section 7 as applicable), (C) the Option Price and Phantom Share Value, and (D) performance-based criteria established in connection with Awards; provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 12(a) had the event related to the Company.

b.    Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued as a result of a Corporate Event in substitution for Restricted Stock shall be subject to the restrictions and requirements imposed in accordance with Section 5 on the Restricted Stock with regard to which it is issued, including the requirement to deposit certificates and stock powers with the Company and to have legends placed on certificates.

c.    If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed in accordance with Section 5.3 may be required to deposit with the successor corporation the certificates, if any, for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 5.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed in accordance with Section 5.3 on the Restricted Stock with respect to which it is issued, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 5.2(a).

d.    The judgment of the Committee with respect to any matter referred to in this Section 12 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

13.

EFFECT OF CHANGE OF CONTROL. Unless otherwise provided in the applicable Award Agreement, each Option granted to a Participant under the Plan will become exercisable in full, all Restricted Stock granted to a Participant under the Plan will vest and no longer be subject to forfeiture, and all outstanding Phantom Shares granted to a Participant under the Plan will become vested, if and when (but only if and when) there is a Change in Control and, within twenty-four months after the Change in Control, (x) the Company terminates the employment of the Participant (or, if the Participant is a non-employee officer or Director of the Company or its Subsidiaries, the Company terminates all the positions of the person as a non-employee officer or Director of the Company or its Subsidiaries) without Cause, or (y) the Participant is an employee and the Participant terminates his or her employment by the Company or its Subsidiaries for Good Reason; provided that, solely to the extent any such Options, Restricted Stock or Phantom Shares are not honored, assumed or replaced (with substantially equivalent awards) following the Change in Control, all such Awards shall become fully vested upon such Change in Control (in the case of any performance-based Awards, assuming target level performance) and thereupon cancelled in exchange for an amount in cash, for each share of Common Stock subject thereto, equal to the per-share consideration paid for the Common Stock in connection with such Change in Control, less, in the case of Options and other Awards subject to exercise, the applicable exercise price or base price (provided, however, that to the extent that the per-share consideration is less than or equal to the applicable exercise price or base price, Options and other Awards subject to exercise shall be cancelled for no consideration), which amount shall be paid to the Participant not more than ten (10) business days following the Change in Control. For the purposes of the Plan, the Company will be deemed to terminate the employment of a Participant if, solely as a result of action by the Company or a direct or indirect majority owned Subsidiary of the Company (or a successor employer or its parent or subsidiary) by which the Participant was employed, there is a Termination of Service with regard to the Participant as a result of which the Participant ceases to be employed either by the Company or by a direct or indirect majority owned Subsidiary of the Company (or a successor employer or its parent or subsidiary).

LENNAR CORPORATION  2022 PROXY STATEMENT  |  A-9

Exhibit A Lennar Corporation 2016 Equity Incentive Plan

14.	MISCELLANEOUS.

14.1    No Rights to Employment or Other Service. Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its stockholders to terminate the individual’s employment or other service at any time.

14.2    Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its affiliates, including, but not limited to, the Plan. In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.

14.3    Limitations on Re-Pricing and Exchange of Options and Stock Appreciation Rights. Other than in connection with a change in the Company’s capitalization or other event or transaction described in Section 12, the terms of outstanding Awards may not be amended to (a) reduce the exercise price of outstanding Options (or stock appreciation rights) or take any other action that is treated as a repricing, as defined in Section 303A.08 of the New York Stock Exchange Listed Company Manual, or (b) at any time when the exercise price of an Option (or stock appreciation rights) is above the market value of a Share, cancel, exchange, buyout or surrender outstanding Options (or stock appreciation rights) in exchange for cash, other awards or Options (or stock appreciation rights) with an exercise price that is less than the exercise price of the original Options (or stock appreciation rights), without stockholder approval.

14.4    No Fiduciary Relationship. Nothing contained in the Plan (including without limitation Section 6.5(c)), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Committee, on the one hand, and any Participant, the Company, its Subsidiaries or any other person or entity, on the other.

14.5    No Fund Created. Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and any Phantom Shares (including for purposes of this Section 14.5 any accounts established to facilitate the implementation of Section 6.5(c)) and any other similar rights issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company. (If any affiliate of the Company is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such affiliate.) Without limiting the foregoing, Phantom Shares and any other similar rights issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices are limited to the right to receive payment, if any, as may herein be provided.

14.6    Notices. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Company or mailed to its principal office, addressed to the attention of the Chief Human Resources Officer of the Company; and if to the Participant, shall be delivered personally, sent by facsimile transmission or by electronic mail, or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 14.6. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

14.7    Captions. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

14.8    Governing Law. THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

A-10  |  LENNAR CORPORATION  2022 PROXY STATEMENT

Exhibit A Lennar Corporation 2016 Equity Incentive Plan

15.	DEFINITIONS.

Whenever used herein, the following terms shall have the meanings set forth below:

“Award,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Phantom Shares and any other equity-based Awards that the Committee may, from time to time, consider issuing under the Plan.

“Award Agreement” means a written agreement in a form approved by the Committee to be entered into between the Company and the Participant as provided in Section 3.3. An Award Agreement may be, without limitation, an employment or other similar agreement containing provisions governing grants hereunder, if approved by the Committee for use under the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in the Participant’s Award Agreement, the Participant’s: (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates; (iii) commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its Subsidiaries, or any affiliate thereof; (iv) fraud, misappropriation or embezzlement; (v) material breach of the Participant’s employment agreement (if any) with the Company or its Subsidiaries or its affiliates; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vii) illegal act detrimental to the Company or its Subsidiaries or its affiliates; (viii) repeated failure to devote substantially all of the Participant’s business time and efforts to the Company if required by the terms of the Participant’s employment; or (ix) violation of any rule or policy of the Company that states that violations may result in termination of employment; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement with the Company, then, in lieu of the foregoing definition, “Cause” shall at that time have such meaning with respect to the Participant as may be specified in such employment agreement.

“Change in Control” means (i) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any person or group of related persons (as that term is defined for purposes of Section 13(d) of the Exchange Act) (a “Group”), other than a transaction with a majority owned Subsidiary of Company or a transaction in which the Common Stock that is outstanding immediately before the transaction constitutes, or entitles the holders to receive, a majority of the shares of the purchaser that are outstanding immediately after the transaction; (ii) the approval by the holders of the capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iii) the acquisition by any person or Group (other than one or more of the wife, or lineal descendants of the late Leonard Miller, or trusts or entities of which they own a majority of the beneficial interests) of beneficial ownership (determined as provided in the rules under Section 13 of the Exchange Act) of more than 50% in voting power of the outstanding Common Stock; or (iv) a majority of the members of the Board being persons who were not Directors on the Effective Date of the Plan and whose election was not approved by a vote of at least a majority of the members of the Board of Directors who either were members of the Board on the Effective Date of the Plan or whose election, or nomination for election, to the Board was approved by such a majority.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Class A Common Stock” means the Company’s Class A Common Stock, par value $.10 per share, either currently existing or authorized hereafter.

“Class B Common Stock” means the Company’s Class B Common Stock, par value $.10 per share, either currently existing or authorized hereafter.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board of Directors of the Company.

“Common Stock” means the Company’s Class A Common Stock or Class B Common Stock, either currently existing or authorized hereafter.

“Company” means Lennar Corporation, a Delaware corporation. “Corporate Event” has the meaning set forth in Section 12.

“Deferred Shares” has the meaning set forth in Section 6.4(a).

“Director” means a director of the Company or one of its Subsidiaries.

“Disability” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, the occurrence of an event which would entitle an employee of the Company to the payment of disability income under one of the Company’s approved long-term

LENNAR CORPORATION  2022 PROXY STATEMENT  |  A-11

Exhibit A Lennar Corporation 2016 Equity Incentive Plan

disability income plans or a long-term disability as determined by the Committee in its absolute discretion pursuant to any other standard as may be adopted by the Committee. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

“Effective Date” has the meaning set forth in Section 1.

“Eligible Person” means an officer, Director, or employee of the Company or its Subsidiaries or other person expected to provide significant services to the Company or its Subsidiaries; provided that, with respect to any Award that is intended to be an Incentive Stock Option, the term “Subsidiary” as used in this definition shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Executive Participant” means an “officer” as defined under Rule 16a-1(f) under the Exchange Act.

“Fair Market Value” of a Share as of a particular date means (i) if Shares of that class are then listed on a national stock exchange or quoted on a national quotation system, the last sale price per Share of that class reported on that exchange or quotation system on that date (or if there are no reported sales on that date, on the last preceding date on which a sale of Shares of that class was reported on such exchange or quotation system); (ii) if Shares of that class are not then listed on a national stock exchange or quoted on a national quotation system, but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares of that class in such over-the-counter market on that date (or if there are no bid and asked prices for the Shares of that class reported on that date, on the last preceding date on which there were bid and asked prices reported in such market); or (iii) if Shares are not then listed on a national stock exchange, quoted on a national quotation system or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine.

“Good Reason” means, with respect to a Participant who is an employee of the Company or one or more of its Subsidiaries, (i) a reduction in the Participant’s base salary (other than a reduction of not greater than 10% that applies to all executives of a comparable level); (ii) a reduction in the Participant’s target cash annual incentive opportunity; (iii) a material reduction in the aggregate value of the Participant’s benefits under the employee benefit plans, programs and policies in which the Participant participates; (iv) a material diminution in the Participant’s reporting relationship, title or responsibilities; or (v) a requirement by the Company or its Subsidiary to which the Participant does not consent that the Participant move the principal place of business at or from which the Participant works by more than 50 miles, if such relocation results in an increase in the Participant’s daily commute by more than 10 miles each way.

“Grantee” means an Eligible Person granted Restricted Stock or Phantom Shares, or granted other equity-based Awards pursuant to Section 7 (but not an Optionee).

“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422(b) of the Code.

“Non-Employee Director” means a member of the Board who is not otherwise employed by the Company or any Subsidiary.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option. “Option” means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

“Optionee” means an Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

“Option Price” means the price per share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

“Participant” means a Grantee or Optionee.

“Performance Goals” have the meaning set forth in Section 8.

“Phantom Share” means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

“Phantom Share Value,” per Phantom Share, means the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

“Plan” means the Company’s 2016 Equity Incentive Plan, as in effect from time to time.

“Qualified Member” means a member of the Committee who is a “non-employee director” of the Company as defined in Rule 16b-3(b)(3) under the Exchange Act and an “independent director” within the meaning of the applicable stock exchange rules.

A-12  |  LENNAR CORPORATION  2022 PROXY STATEMENT

Exhibit A Lennar Corporation 2016 Equity Incentive Plan

“Restricted Stock” means an award of Shares that are subject to restrictions hereunder. “Retirement” means, unless otherwise provided by the Committee in the Participant’s Award Agreement, the Termination of Service (other than for Cause) of a Participant on or after the Participant’s attainment of age 65 or on or after the Participant’s attainment of age 60 with 15 consecutive years of service with the Company and or its Subsidiaries or its affiliates.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Date” means the date determined under Section 6.4(c).

“Shares” means shares of Common Stock of the Company.

“Subsidiary” means any corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity (other than the Company) that, directly or indirectly through one or more intermediaries, is controlled by, or is under common control with, the Company.

“Successor of the Optionee” means the legal representative of the estate of a deceased Optionee or the person or persons who acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

“Termination of Service” means a Participant’s termination of employment or other service, as applicable, with the Company and its Subsidiaries. Unless otherwise provided in the Award Agreement, cessation of service as an officer, employee, or Director, or other covered positions shall not be treated as a Termination of Service if the Participant continues without interruption to serve thereafter in another one (or more) of such capacities, and Termination of Service shall be deemed to have occurred when service in the final covered capacity ceases.

LENNAR CORPORATION  2022 PROXY STATEMENT  |  A-13

Lennar builds new homes in 24 states across the country

Everywhere we build:

Arizona
Phoenix
Tucson

California
Central California
Inland Empire
L.A. / Orange County
Palm Springs / Coachella
Sacramento
San Diego
San Francisco / Bay Area

Colorado
Denver

Delaware
Greater Philadelphia Area
Sussex County

Florida
Ft. Lauderdale
Jacksonville / St. Augustine
Miami
Naples / Ft. Myers
Ocala
Orlando
Palm Beach
Perdido Key
Sarasota / Manatee
Space Coast / Melbourne
Tampa
Treasure Coast

Georgia
Atlanta
Savannah

Idaho
Boise
Inland Northwest

Illinois
Chicago

Indiana
Indianapolis
Northwest Indiana

Maryland
Central Maryland
Eastern Shore
MD / D.C. Metro
Southern Maryland

Minnesota
Minneapolis / St. Paul

Nevada
Las Vegas
Reno

New Jersey
New Jersey

North Carolina
Charlotte
Greensboro
Raleigh
Wilmington

Oregon
Portland

Pennsylvania
Adams County
Greater Philadelphia Area
York County

South Carolina
Charleston
Charlotte
Greenville
Hilton Head / Bluffton
Myrtle Beach

Tennessee
Nashville

Texas
Austin
Dallas / Ft. Worth
Houston
San Antonio

Utah
Salt Lake City

Virginia
VA / DC Metro
Williamsburg

Washington
Inland Northwest
Seattle
Vancouver

West Virginia
Jefferson County

Wisconsin
Madison

LENNAR CORPORATION

ATTN: LEGAL DEPARTMENT

700 N.W. 107TH AVENUE

MIAMI, FL 33172

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 11, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 7, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LEN2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 11, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 7, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D69402-P67110	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

LENNAR CORPORATION

The Board of Directors recommends you vote FOR each of the following:
1.	Elect eleven directors to serve until the 2023 Annual Meeting of Stockholders.		For	Against	Abstain
Nominees:

	1a.	Amy Banse	☐	☐	☐

	1b.	Rick Beckwitt	☐	☐	☐

	1c.	Steven L. Gerard	☐	☐	☐

	1d.	Tig Gilliam	☐	☐	☐

	1e.	Sherrill W. Hudson	☐	☐	☐

	1f.	Jonathan M. Jaffe	☐	☐	☐

	1g.	Sidney Lapidus	☐	☐	☐

	1h.	Teri P. McClure	☐	☐	☐

	1i.	Stuart Miller	☐	☐	☐

	1j.	Armando Olivera	☐	☐	☐

	1k.	Jeffrey Sonnenfeld	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:		For	Against	Abstain

2.	Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐

3.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending November 30, 2022.	☐	☐	☐

4.	Approval of the Lennar Corporation 2016 Equity Incentive Plan, as Amended and Restated.	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 5:		For	Against	Abstain

5.	Approval of a stockholder proposal to reduce the common stock ownership threshold to call a special meeting.	☐	☐	☐

NOTE: Transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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D69403-P67110

LENNAR CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF LENNAR CORPORATION

ANNUAL MEETING OF STOCKHOLDERS ON APRIL 12, 2022

The undersigned appoint(s) Stuart Miller, Diane Bessette and Mark Sustana, or any of them, as proxies, each with the power to appoint a substitute, and authorize(s) them to represent the undersigned and to vote, as designated on the reverse side of this proxy card, all of the shares of Class A common stock (LEN) and Class B common stock (LEN-B) of Lennar Corporation that the undersigned is/are entitled to vote at the Annual Meeting of Stockholders of Lennar Corporation to be held at 11:00 a.m. Eastern Time on Tuesday, April 12, 2022, virtually at www.virtualshareholdermeeting.com/LEN2022 and any adjournment or postponement of that meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE BOARD OF DIRECTOR NOMINEES, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, AGAINST PROPOSAL 5 AND IN THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE